                                                                  EXHIBIT T3E.1


         CONFIDENTIAL DUPLICATION OR DISTRIBUTION IS STRICTLY PROHIBITED

              OFFER TO EXCHANGE AND CONSENT SOLICITATION STATEMENT

                         CONTINENTAL GLOBAL GROUP, INC.

                           OFFER TO EXCHANGE CASH AND
                  9% SERIES A SENIOR SECURED NOTES DUE 2008 AND
                   13% SERIES B SENIOR SECURED NOTES DUE 2008
                               FOR ALL OUTSTANDING
                            11% SENIOR NOTES DUE 2007
              ($120 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

         Continental Global Group, Inc. (the "Company") hereby offers to exchange, upon the terms and subject to the conditions set forth in this Offer to Exchange and Consent Solicitation Statement (as it may be supplemented from time to time, the "Statement") and in the accompanying Letter of Transmittal and Consent (the "Letter of Transmittal and Consent" and, together with this Statement, the "Exchange Offer"): (i) cash, (ii) 9% Series A Senior Secured Notes due 2008 (the "New Series A Senior Notes"), and (iii) 13% Series B Senior Secured Notes due 2008 (the "New Series B Senior Notes") (collectively, the New Series A Senior Notes and the New Series B Senior Notes are referred to herein as the "New Notes") for all of its outstanding 11% Senior Notes due 2007 (the "Old Notes"), which are currently outstanding in an aggregate principal amount of $120,000,000. The New Notes will be secured by a second priority lien on substantially all of the assets (except the stock of any non-U.S. subsidiaries) of the Company and its two principal U.S. operating subsidiaries, Continental Conveyor & Equipment Company ("CC&E") and Goodman Conveyor Company ("Goodman") (collectively, the "New Subsidiary Guarantors"). This Exchange Offer is being made exclusively to holders of the Old Notes.

         The aggregate consideration being offered by the Company for 100% of the issued and outstanding Old Notes is (i) $17,500,000 in cash (the "Cash Payment"), (ii) $65,000,000 in aggregate principal amount of New Series A Senior Notes, and (iii) $10,000,000 in aggregate principal amount of New Series B Senior Notes (the "Offer Consideration"). Assuming that 100% of the Old Notes are duly tendered and accepted for exchange, the Cash Payment shall be payable to tendering holders of Old Notes as follows: (i) $15,500,000 will be paid on the Payment Date (as defined herein), and (ii) $2,000,000 will be paid on the date that is twelve calendar months after the Payment Date (the "Deferred Payment Date"). The portion of the Cash Payment payable on the Deferred Payment Date will be secured by a $2,000,000 letter of credit issued by Bank One, N.A.

         The aggregate consideration for each $1,000 principal amount of Old Notes tendered pursuant to the Exchange Offer will be approximately $770.83, consisting of $145.83 in cash, $541.67 in principal amount of New Series A Senior Notes, and $83.33 in principal amount of New Series B Senior Notes (the "Offer Consideration"). Holders who duly tender Old Notes that are accepted for exchange and who deliver their Consents to the amendments to the Existing Indenture shall be entitled to receive the Offer Consideration in exchange for such duly tendered Old Notes. For a further description of the Offer Consideration, see Section 1 (Terms of the Exchange Offer and Consent Solicitation). For a further description of the New Notes, see Section 6 (Description of the New Notes).

THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 2, 2004, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY NOT BE WITHDRAWN, AND CONSENTS MAY NOT BE REVOKED PRIOR TO THE EXPIRATION DATE. PURSUANT TO A RESTRUCTURING AGREEMENT DATED JULY 22, 2004 BY AND AMONG THE COMPANY, N.E.S. INVESTMENT CO. ("N.E.S.") AND WAYZATA INVESTMENT PARTNERS LLC ("WAYZATA"), WAYZATA HAS AGREED, SUBJECT TO CERTAIN CONDITIONS, TO TENDER IN THE EXCHANGE OFFER ALL OF THE $82,115,000 PRINCIPAL AMOUNT OF OLD NOTES (OR APPROXIMATELY 68.4% OF ALL OLD NOTES OUTSTANDING) IT HOLDS AND TO DELIVER ITS CONSENTS TO THE PROPOSED AMENDMENTS.

         The Company also is soliciting consents ("Consents") from holders of the Old Notes to amendments to certain covenants in the Indenture relating to the Old Notes (the "Existing Indenture"), dated as of April 1, 1997, among the Company, each Subsidiary Guarantor (as defined therein) and Wells Fargo Bank, National Association (successor by consolidation to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Trustee"). Each holder of Old Notes that desires to tender its Old Notes pursuant to the Exchange Offer and receive the Offer Consideration is required to consent to the Proposed Amendments (as defined herein) to the Existing Indenture. Holders will not receive any additional consideration for their Consents to the Proposed Amendments. The Proposed Amendments will not become operative prior to consummation of the Exchange Offer and payment of the Offer Consideration. Immediately after the Proposed Amendments become operative, all Old Notes validly tendered will cease to be outstanding.

         THE EXCHANGE OFFER AND THE OBLIGATION OF THE COMPANY TO ACCEPT AND TO THE PAY FOR THE TENDERED OLD NOTES ARE CONDITIONED UPON, AMONG OTHER THINGS, (i) RECEIPT BY THE DEPOSITARY (AS DEFINED BELOW) OF VALID TENDERS OF 100% OF THE AGGREGATE PRINCIPAL AMOUNT OF THE OUTSTANDING OLD NOTES (THE "MINIMUM TENDER CONDITION"), (II) RECEIPT BY THE COMPANY OF THE CONSENT TO THE TRANSACTIONS DESCRIBED HEREIN (THE "BANK CONSENT") OF BANK ONE, N.A. PURSUANT TO THE AMENDED AND RESTATED CREDIT FACILITY AND SECURITY AGREEMENT DATED JULY 25, 2002, BY AND BETWEEN, INTER ALIA, THE COMPANY AND BANK ONE, N.A. (AS AMENDED) (THE "CREDIT FACILITY"); AND (III) SATISFACTION OF THE GENERAL CONDITIONS (AS DEFINED HEREIN). THE COMPANY RESERVES THE RIGHT TO AMEND, SUPPLEMENT OR TERMINATE THE EXCHANGE OFFER AT ANY TIME, PROVIDED THAT THE COMPANY MAY NOT WAIVE THE MINIMUM TENDER CONDITION WITHOUT THE WRITTEN CONSENT OF WAYZATA AND N.E.S. IN THE EVENT THAT LESS THAN 95% OF THE ISSUED AND OUTSTANDING OLD NOTES ARE DULY TENDERED IN THE EXCHANGE OFFER.

         THE NEW NOTES ARE BEING OFFERED BY THE COMPANY IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), WHICH MAY INCLUDE THE EXEMPTION AFFORDED BY SECTION 3(a)(9) THEREOF AND RULE 150 PROMULGATED THEREUNDER. RESTRICTIONS, IF ANY, ON SUBSEQUENT SALE OR TRANSFER OF THE NEW NOTES WILL BE APPLICABLE AS PROVIDED IN THE FORMS OF NEW NOTES ACCOMPANYING THIS STATEMENT BASED UPON THE EXEMPTIONS RELIED UPON BY THE COMPANY. THE NEW NOTES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT. THIS STATEMENT DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR PERMITTED.

         NEITHER THE COMPANY NOR ANY OTHER PERSON IS MAKING A RECOMMENDATION AS TO WHETHER HOLDERS OF THE OLD NOTES SHOULD TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER OR CONSENT TO THE PROPOSED AMENDMENTS TO THE EXISTING INDENTURE.

                                   ----------


                                 August 4, 2004

                                TABLE OF CONTENTS


                                                                                                              PAGE
SUMMARY........................................................................................................III
INTRODUCTION.....................................................................................................V
WHERE YOU CAN FIND MORE INFORMATION............................................................................VII
INCORPORATION OF DOCUMENTS BY REFERENCE.......................................................................VIII
FORWARD-LOOKING STATEMENTS....................................................................................VIII

         SECTION 1. TERMS OF THE EXCHANGE OFFER AND CONSENT SOLICITATION.........................................1
         SECTION 2. PURPOSE OF THE EXCHANGE OFFER AND CONSENT SOLICITATION.......................................3
         SECTION 3. THE COMPANY..................................................................................3
         SECTION 4. CERTAIN SIGNIFICANT CONSIDERATIONS...........................................................4
         SECTION 5. CAPITALIZATION...............................................................................6
         SECTION 6. DESCRIPTION OF THE NEW NOTES.................................................................6
         SECTION 7. THE PROPOSED AMENDMENTS TO THE EXISTING INDENTURE...........................................33
         SECTION 8. ACCEPTANCE FOR EXCHANGE AND PAYMENT FOR OLD NOTES; ACCEPTANCE OF CONSENTS...................37
         SECTION 9. PROCEDURES FOR TENDERING OLD NOTES AND DELIVERING CONSENTS..................................38
         SECTION 10. WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS...........................................41
         SECTION 11. CONDITIONS TO THE EXCHANGE OFFER...........................................................42
         SECTION 12. CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................43
         SECTION 13. THE DEPOSITARY.............................................................................46
         SECTION 14. SOURCE AND AMOUNT OF FUNDS.................................................................47
         SECTION 15. DESCRIPTION OF RESTRUCTURING AGREEMENT.....................................................47
         SECTION 16. MISCELLANEOUS..............................................................................47

ANNEXES
        Annex A - The Proposed Amendments
        Annex B - Form of New Series A Senior Note
        Annex C - Form of New Series B Senior Note

                                     SUMMARY

         The following summary sets forth selected information from this Statement and may not contain all of the information that is important to you. This Statement includes the specific terms of the New Notes and other considerations pertaining to the Exchange Offer. The Company encourages you to read this Statement in its entirety.

THE EXCHANGE OFFER

         Assuming the conditions to the Exchange Offer are met, the Company is offering to exchange for all outstanding Old Notes:

         o        $17,500,000 in cash;

         o $65,000,000 in aggregate principal amount of New Series A Senior Notes; and

         o        $10,000,000 in aggregate principal amount of New Series B
                  Senior Notes.

         The New Notes will be secured by a second priority lien on substantially all of the assets (except the stock of any non-U.S. subsidiaries) of the Company, CC&E and Goodman. See Section 6 (Description of the New Notes - "Security") for a description of the collateral. Interest will be payable on the New Notes on April 1 and October 1 until maturity commencing October 1, 2004. Interest on the New Notes will be deemed to have begun to accrue as of April 1, 2004.

         For each $1,000 of Old Notes tendered and accepted in the Exchange Offer, holders will receive approximately $770.83, consisting of:

         o        $145.83 in cash;

         o        $541.67 in principal amount of New Series A Senior
                  Notes; and

         o        $83.33 in principal amount of New Series B Senior
                  Notes.

         Holders of approximately 68.4% of the outstanding Old Notes have previously agreed to tender into the Exchange Offer, subject to certain conditions.

REASONS FOR THE EXCHANGE OFFER

         o The Company does not presently generate sufficient cash flow from operations to service the interest expense associated with its existing debt obligations.

         o The Company's current financial position has impaired and, unless the Exchange Offer is consummated, will likely continue to impair, its ability to continue as a going concern.

         o The Exchange Offer will substantially reduce the Company's aggregate annual cash interest expense from $15.3 million for the twelve months ended December 31, 2003 to approximately $9.5 million after giving pro forma effect to the Exchange Offer (assuming 95% of the Old Notes are validly tendered and interest on the New Series B Senior Notes is paid in cash), and allow the Company to be better able to service its obligations.

REASONS TO TENDER INTO THE EXCHANGE OFFER

         o Assuming the Exchange Offer is consummated and 95% of the aggregate outstanding principal amount of the Old Notes are tendered, the Company will have principal obligations of approximately $111.5 million of which approximately $91.9 million will be secured and, therefore, be structurally senior to the Old Notes. Subsequent to the consummation of the Exchange Offer, due to the requirements of

                  Financial Accounting Standards Board Statement No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructuring, the Company will have $159.9 million of debt outstanding on the balance sheet of which $48.4 million will be amortized using the effective interest method over the term of the New Notes.

         o If the Exchange Offer is not consummated, the Company may continue to negotiate with the holders of the Old Notes for an exchange offer, the Company may seek implementation of an exchange offer through a so-called "prepackaged" plan of reorganization under chapter 11 of the Bankruptcy Code, or the Company may pursue other restructuring alternatives on terms and conditions that are significantly less favorable to the holders of the Old Notes than the terms contemplated by the Exchange Offer.

         o If the Company were to seek implementation of the Exchange Offer through a chapter 11 plan of reorganization, no assurance can be given that the plan would meet the requirements for confirmation under the Bankruptcy Code, even if the plan received the required level of approval from the holders of the Old Notes.

         o If confirmed by the Bankruptcy Court, a prepackaged plan of reorganization would bind all holders of Old Notes, without regard to whether they tendered their Old Notes in the Exchange Offer.

         o If the Exchange Offer is not consummated and the Company is forced to file a bankruptcy petition, the right of holders of the Old Notes to be repaid will be limited to the assets available after the claims of all of the Company's secured creditors and after all administrative expenses of the bankruptcy (including legal expenses of the Company and the creditors committee) have been satisfied. These remaining assets will then be distributed among the remaining unsecured creditors, including trade creditors, as well as holders of the Old Notes.

         o If the Proposed Amendments to the Existing Indenture become operative, substantially all of the restrictive covenants and certain other provisions to the Existing Indenture will be eliminated with respect to all Old Notes that remain outstanding after the consummation of the Exchange Offer. The Proposed Amendments will then be binding on all holders of the Old Notes not tendered and exchanged or for which Consents to the Proposed Amendments have not been delivered in the Exchange Offer.

                                  INTRODUCTION

REASONS FOR THE EXCHANGE OFFER

         The Company is in default of its obligations under the Old Notes because, among other reasons, it failed to make the $6.6 million interest payment on the Old Notes that was due on April 1, 2004. In addition, the Company is in default under its Credit Facility and its senior lender has indicated that it will not allow the Company to borrow under the Credit Facility to pay interest on the Old Notes. The Company does not presently generate sufficient cash flow from operations to service the interest expense associated with its existing debt obligations. Additionally, our current financial position has impaired and, unless the Exchange Offer is consummated, will likely continue to impair, our ability to continue as a going concern. The successful consummation of the Exchange Offer will substantially reduce our aggregate annual cash interest expense, and allow the Company to be better able to service its obligations.

         If the Exchange Offer is not consummated, we may continue to negotiate with the holders of the Old Notes for an exchange offer, we may seek implementation of an exchange offer through a so-called "prepackaged" plan of reorganization under chapter 11 of the Bankruptcy Code, or we may pursue other restructuring alternatives. Any alternate exchange offer or other alternative may be on terms and conditions that are significantly less favorable to the holders of Old Notes than the terms contemplated by the Exchange Offer. If we were to seek implementation of the Exchange Offer through a chapter 11 plan of reorganization, no assurance can be given that the plan would meet the requirements for confirmation under the Bankruptcy Code, even if the plan received the required level of approval from the holders of the Old Notes. If confirmed by the Bankruptcy Court, a prepackaged plan of reorganization would bind all holders of Old Notes, without regard to whether they tendered their Old Notes in the Exchange Offer.

         If the Exchange Offer is not consummated and the Company is forced to file a bankruptcy petition, the right of holders of the Old Notes to be repaid will be limited to the assets available after the claims of all of the Company's secured creditors and after all administrative expenses of the bankruptcy (including legal expenses of the Company and the creditors committee) have been satisfied. These remaining assets will then be distributed among the remaining unsecured creditors, including trade creditors, as well as holders of the Old Notes.

THE EXCHANGE OFFER AND CONSENT SOLICITATION

         Notwithstanding any other provision of the Exchange Offer, the Company's obligation to accept and pay for Old Notes validly tendered pursuant to the Exchange Offer is conditioned upon (a) satisfaction of the Minimum Tender Condition (b) receipt of the Bank Consent, and (c) satisfaction of the General Conditions (as defined herein). See Section 11 (Conditions to the Exchange Offer). The Company reserves the right to waive any of the above conditions, provided that the Company may not waive the Minimum Tender Condition without the written consent of N.E.S. and Wayzata in the event that less than 95% of the issued and outstanding Old Notes are duly tendered in the Exchange Offer.

         IN THE EVENT THAT THE EXCHANGE OFFER IS WITHDRAWN OR OTHERWISE NOT CONSUMMATED, THE OFFER CONSIDERATION WILL NOT BE PAID OR BECOME PAYABLE TO HOLDERS OF THE OLD NOTES EVEN IF THEY HAVE VALIDLY TENDERED THEIR OLD NOTES AND DELIVERED CONSENTS IN CONNECTION WITH THE EXCHANGE OFFER.

         In connection with the Exchange Offer, the Company is soliciting the Consents of holders of the Old Notes to certain amendments (the "Proposed Amendments") to the Existing Indenture. The Proposed Amendments will have the effect of eliminating substantially all of the restrictive covenants of the Company and certain other provisions contained in the Existing Indenture, except for the Company's obligation to pay principal of and interest on the Old Notes. Pursuant to the Restructuring Agreement (as defined herein), Wayzata has agreed, subject to the satisfaction of certain conditions, to tender the requisite consents necessary to approve the Proposed Amendments. See Section 7 (The Proposed Amendments to the Existing Indenture) for a description of the Proposed Amendments.

         The Proposed Amendments will be effected by a supplemental indenture (the "Supplemental Indenture") to the Existing Indenture, which will be executed by the Company, the New Subsidiary Guarantors and the Trustee, on or as soon as practicable after receipt by the Company of the Requisite Consents. Although the Supplemental Indenture containing the Proposed Amendments will have been executed by the Company, the New Subsidiary Guarantors and the Trustee, the Proposed Amendments will not become operative until consummation, if any, of the Exchange Offer, including the payment of the Offer Consideration. The Existing Indenture, without giving effect to the Proposed Amendments, will remain in effect until the Proposed Amendments become operative. If the Exchange Offer is terminated or withdrawn, or the Old Notes are never accepted for exchange, the Supplemental Indenture will never become operative. Immediately after the Proposed Amendments become operative, all Old Notes tendered and accepted for exchange will cease to be outstanding. The Company intends to execute the Supplemental Indenture at or promptly following 5:00 p.m., New York City Time, on the Expiration Date, assuming satisfaction of all applicable conditions.

         Holders who tender Old Notes in the Exchange Offer are obligated to deliver Consents to the Proposed Amendments. The completion, execution and delivery of the Letter of Transmittal and Consent by a holder in connection with the tender of Old Notes will constitute the Consent of such holder to the Proposed Amendments. The Company reserves the right to amend, supplement or terminate the Exchange Offer at any time. In the event of a termination of the Exchange Offer, the Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering holder.

         OLD NOTES MAY NOT BE WITHDRAWN AND CONSENTS MAY NOT BE REVOKED PRIOR TO THE EXPIRATION DATE. SEE SECTION 10 (WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS).

         Pursuant to an agreement among the Company, N.E.S. and Wayzata, dated July 22, 2004 (as amended) (the "Restructuring Agreement"), Wayzata has agreed, subject to certain conditions set forth therein, to tender in the Exchange Offer all of the $82,115,000 principal amount of Old Notes (or approximately 68.4% of all Old Notes outstanding) it holds and to deliver its Consents to the Proposed Amendments. See Section 15 (Description of Restructuring Agreement).

         The Company expects to fund the Cash Payment from (a) $12.0 million of new subordinated indebtedness from N.E.S., (b) additional borrowings under an amended Credit Facility, and (c) cash available from operations. See Section 14 (Source and Amount of Funds).

         See Section 4 (Certain Significant Considerations) and Section 12 (Certain Federal Income Tax Consequences) for discussions of certain factors that should be considered in evaluating the Exchange Offer, including the consequences of the adoption of the Proposed Amendments.

PROCEDURES FOR PARTICIPATING IN THE EXCHANGE OFFER AND CONSENT SOLICITATION

         Any holder desiring to tender Old Notes and deliver Consents should either (a) in the case of a holder who holds physical certificates evidencing such Old Notes, complete and sign the Letter of Transmittal and Consent (or a facsimile thereof) in accordance with the instructions therein, have his or her signature thereon guaranteed (if required by Instruction 1 of the Letter of Transmittal and Consent) and send or deliver such manually signed Letter of Transmittal and Consent (or a manual signed facsimile thereof), together with certificates evidencing such Old Notes and any other required documents, to Wells Fargo Bank, National Association, as Depositary (the "Depositary"), or (b) in the case of a holder who holds Old Notes in book-entry form, request such holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such holder. A beneficial owner who has Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owner desires to tender, and deliver Consents for Old Notes so registered. See Section 9 (Procedures for Tendering Old Notes and Delivering Consents).

         Any holder desiring to tender Old Notes but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Old Notes are not immediately available may tender the Old Notes by following the procedures for guaranteed delivery set forth under Section 9 (Procedures for Tendering Old Notes and Delivering Consents--Guaranteed Delivery).

         The Depository Trust Company ("DTC") has authorized DTC participants that hold Old Notes on behalf of beneficial owners of Old Notes through DTC to tender their Old Notes and deliver Consents to the Proposed Amendments as if they were holders. To effect a tender of Old Notes and deliver Consents, DTC participants should follow the procedures set forth under Section 9 (Procedures for Tendering Old Notes and Delivering Consents).

         Tendering holders will not be obligated to pay brokerage fees, commissions or other expenses of the Depositary.

         Letters of Transmittal and Consent, the Old Notes and any other required documents should be sent to the Depositary only. The method of delivery of such documents to the Depositary is at the election and risk of the holder tendering such Old Notes and delivering such Letter of Transmittal and Consent and any other required documents. Questions and requests for assistance may be directed to Morrow & Co., Inc., the information agent for the Exchange Offer (the "Information Agent"), at its address and telephone numbers set forth in this Statement. Additional copies of this Statement, the Letter of Transmittal and Consent, the Notice of Guaranteed Delivery and other related materials may be obtained from the Information Agent. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Trustee at its address and telephone number set forth in Section 16 for further instructions.

         THIS STATEMENT CONSTITUTES NEITHER AN OFFER TO SELL NOR A SOLICITATION OF CONSENTS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. THE DELIVERY OF THIS STATEMENT OR THE CONSUMMATION OF ANY EXCHANGE HEREUNDER SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES SINCE THE DATE HEREOF.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Company files annual, quarterly and current reports, and other information with the Securities and Exchange Commission (the "SEC") in accordance with the Securities and Exchange Act of 1934. You can inspect and copy, at prescribed rates, these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can also inspect reports and other information that we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The Annual Report of the Company on Form 10-K for the year ended December 31, 2003, the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2004, and the Current Reports on Form 8-K, as filed by the Company with the Commission on July 23, 2004 and August 3, 2004 are incorporated herein by reference and each shall be deemed a part hereof.

         All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Statement and prior to the Expiration Date shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Statement shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

         The Company will provide a copy of the Existing Indenture and a copy of any or all of the documents that are referenced or incorporated by reference herein without charge to each person to whom a copy of this Statement is delivered, upon the written request of such person. Requests should be directed to the Company at its address set forth in this Statement. Questions concerning this Statement should be directed to the Company at its address and telephone number set forth in this Statement. Requests for additional copies of this Statement, the Letter of Transmittal and Consent or other related materials or for assistance may be directed to the Information Agent at its address and telephone number set forth in this Statement. Beneficial owners also may contact the brokers, dealers, commercial banks or trust companies through which they hold the Old Notes with questions and requests for assistance.

                           FORWARD-LOOKING STATEMENTS

         This Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements include, among others, statements concerning the Company's outlook for the future, overall and market-specific trends, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. The forward-looking statements in this Statement are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Significant factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the following:

         o general economic and business conditions, which will, among other things, impact demand for the Company's products;

         o raw material costs and availability, especially the cost of steel;

         o        import protections and regulation;

         o        the loss of any significant customers;

         o changes in, or the failure to comply with, government regulations; and

         o        currency and exchange rate fluctuations.

         These factors are not necessarily the only factors that could cause actual results to differ materially from those expressed in any of the Company's forward-looking statements. Other unknown or unforeseeable factors also could have material adverse effects on the Company's future results. The forward-looking statements included in this Statement are made only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. There can be no assurance that projected results or benefits will be achieved.

                                   SECTION 1.
              TERMS OF THE EXCHANGE OFFER AND CONSENT SOLICITATION

         Upon the terms and subject to the conditions of the Exchange Offer, the Company is offering to exchange the Offer Consideration for all of its outstanding Old Notes validly tendered in the Exchange Offer. The aggregate Offer Consideration will be (i) $17,500,000 in cash, (ii) $65,000,000 in aggregate principal amount of New Series A Senior Notes, and (iii) $10,000,000 in aggregate principal amount of New Series B Senior Notes. Assuming that 100% of the Old Notes are duly tendered and accepted for exchange, the Cash Payment is payable to tendering holders of Old Notes pursuant to the terms set forth in this Statement as follows: (i) $15,500,000 shall be payable on the date of deposit with the Depositary of the Offer Consideration for the Old Notes (the "Payment Date") and (ii) $2,000,000 shall be payable on the date that is the one year anniversary of the Payment Date (the "Deferred Payment Date"). The aggregate consideration for each $1,000 principal amount of Old Notes tendered pursuant to the Exchange Offer will be approximately $770.83, consisting of (i) $145.83 in cash, (ii) $541.67 in principal amount of New Series A Senior Notes, and (iii) $83.33 in principal amount of New Series B Senior Notes. In addition, interest on the New Notes shall be deemed to have begun accruing on April 1, 2004. Holders who duly tender Old Notes that are accepted for exchange shall only be entitled to receive their proportionate share of the Offer Consideration in exchange for such duly tendered Old Notes and shall not be entitled to receive any additional accrued, but unpaid interest on such Old Notes. The Offer Consideration shall be allocated as provided in Section 12 (Certain Federal Income Tax Consequences).

         If Old Notes are accepted for exchange and payment pursuant to the Exchange Offer, holders who validly tender their Old Notes prior to the Expiration Date will receive their pro rata share of the Offer Consideration for the principal amount of Old Notes accepted for exchange and payment.

         In connection with the Exchange Offer, the Company is soliciting the Consents of holders of the Old Notes to the Proposed Amendments to the Existing Indenture. If the Proposed Amendments become operative, substantially all of the restrictive covenants and certain other provisions of the Existing Indenture will be eliminated with respect to all Old Notes that remain outstanding after the consummation of the Exchange Offer. The Proposed Amendments will then be binding on all holders of Old Notes not tendered and exchanged or for which Consents to the Proposed Amendments have not been delivered in the Exchange Offer. The covenants that will be eliminated from the Existing Indenture by the Proposed Amendments include, among other things, covenants prohibiting the Company and any of its subsidiaries from:

         o incurring additional indebtedness, which additional indebtedness will (i) make it more difficult for the Company to satisfy its obligations with respect to the non-tendered Old Notes, (ii) increase the Company's vulnerability to general adverse economic and industry conditions, (iii) limit the Company's ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements and (iv) require the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures or other general corporate purposes;

         o creating liens on any of its assets, allowing holders of any secured indebtedness of the Company or its subsidiaries to have claims that are prior to the claims of the non-tendering holders of the Old Notes with respect to the assets securing such other indebtedness and effectively subordinating the non-tendered Old Notes to all such secured indebtedness;

         o transferring or disposing of any and all of their assets or requiring the Company to use the proceeds of such transfer or disposition to repay the non-tendered Old Notes; and

         o making any new investments. See Section 7 (The Proposed Amendments to the Existing Indenture).

         HOLDERS WHO TENDER OLD NOTES IN THE EXCHANGE OFFER ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS. PURSUANT TO THE TERMS OF THE LETTER OF TRANSMITTAL AND CONSENT, THE COMPLETION, EXECUTION AND DELIVERY THEREOF BY A HOLDER IN CONNECTION WITH THE TENDER OF OLD NOTES WILL BE DEEMED TO CONSTITUTE THE CONSENT OF SUCH TENDERING HOLDER TO THE PROPOSED AMENDMENTS. IF THE EXCHANGE OFFER IS CONSUMMATED, OLD NOTES TENDERED AND ACCEPTED IN THE EXCHANGE OFFER WILL BE EXCHANGED PURSUANT TO THE EXCHANGE OFFER. HOLDERS MAY NOT REVOKE CONSENTS ONCE GIVEN.

         Old Notes validly tendered in accordance with the procedures set forth in Section 9 of this Statement prior to the Expiration Date, upon the terms and subject to the conditions hereof, will be accepted for exchange by the Company, and the payment will be made therefor on the Payment Date. See Section 11 (Conditions to the Exchange Offer).

         BENEFICIAL OWNERS OF OLD NOTES HELD OF RECORD BY DTC OR ITS NOMINEE MAY DIRECT THE DTC PARTICIPANT THROUGH WHICH SUCH BENEFICIAL OWNER'S OLD NOTES ARE HELD IN DTC TO DELIVER, ON SUCH BENEFICIAL OWNER'S BEHALF, THE CONSENTS WITH RESPECT TO OLD NOTES BENEFICIALLY OWNED BY SUCH BENEFICIAL OWNER ON THE DATE OF EXECUTION, OR TO TRANSMIT AN AGENT'S MESSAGE (AS DEFINED HEREIN) TO SUCH EFFECT.

         The Proposed Amendments will not become operative prior to consummation of the Exchange Offer, including the payment of the Offer Consideration. Thus, if the Exchange Offer is terminated or withdrawn, the Supplemental Indenture will never become operative. Immediately after the Proposed Amendments become operative, all Old Notes validly tendered will cease to be outstanding.

         The Company's obligation to accept and pay for Old Notes validly tendered pursuant to the Exchange Offer is conditioned upon: (a) satisfaction of the Minimum Tender Condition, (b) receipt of the Bank Consent, and (c) satisfaction of the General Conditions (as defined herein). See Section 11 (Conditions to the Exchange Offer). Subject to applicable laws and the terms set forth in this Statement, the Company reserves the right (i) to waive any and all conditions to the Exchange Offer, provided that the Company may not waive the Minimum Tender Condition without the written consent of Wayzata and N.E.S. in the event that less than 95% of the issued and outstanding Old Notes are duly tendered in the Exchange Offer, (ii) to extend or to terminate the Exchange Offer or (iii) otherwise to amend the Exchange Offer in any respect. See Section 11 (Conditions of the Exchange Offer). The rights reserved by the Company in this paragraph are in addition to the Company's rights to terminate the Exchange Offer described in Section 11 of this Statement. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, the announcement in the case of an extension of the Exchange Offer to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which any public announcement may be made, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service or as otherwise required by law.

         If the Company makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Company will disseminate additional Exchange Offer materials and extend the Exchange Offer, to the extent required by law. If the Exchange Offer is amended prior to the Expiration Date in a manner determined by the Company to constitute a material change to the holders, the Company promptly will disclose such amendment and, if necessary, extend the Exchange Offer for a period deemed by the Company to be adequate to permit holders an opportunity to withdraw their Old Notes and revoke their Consents. If any such amendment occurs after the Expiration Date, the Company may terminate the Supplemental Indenture and solicit consents for a revised supplemental indenture. See Section 10 (Withdrawals of Tenders and Revocation of Consents).


                                   SECTION 2.
             PURPOSE OF THE EXCHANGE OFFER AND CONSENT SOLICITATION

         The Company is making the Exchange Offer to (i) reduce the principal payment amount under, and extend the maturity of, the Old Notes, (ii) substantially reduce the Company's interest expense, and (iii) improve the Company's capital structure by reducing indebtedness. The amount of cash flow currently available from our operations is insufficient to service the interest expense associated with our existing debt obligations. Additionally, our current financial position has impaired and, unless the Exchange Offer is consummated, will likely continue to impair our ability to continue as a going concern. The successful consummation of the Exchange Offer will substantially reduce our aggregate indebtedness and the associated interest expense, and allow the Company to be better able to service its obligations. Assuming all conditions are satisfied as described in this Statement, and the Exchange Offer is completed by the Company, the annual cash interest payment burden for the Company will be reduced from $15.3 million for the twelve months ended December 31, 2003 to approximately $9.5 million after giving pro forma effect to the Exchange Offer (assuming 95% of the Old Notes are validly tendered and interest on the New Series B Senior Notes is paid in cash).

         If the Exchange Offer is not consummated, we may continue to negotiate with the holders of the Old Notes for an exchange offer, we may seek implementation of the Exchange Offer through a so-called "prepackaged" plan of reorganization under chapter 11 of the Bankruptcy Code, or we may pursue other alternatives. Any alternate exchange offer or other alternative may be on terms and conditions that are significantly less favorable to the holders of Old Notes than the terms contemplated by the Exchange Offer. If we were to seek implementation of the Exchange Offer through a chapter 11 plan of reorganization, no assurance can be given that the plan would meet the requirements for confirmation under the Bankruptcy Code, even if the plan received the required level of approval from the holders of the Old Notes. If confirmed by the Bankruptcy Court, a prepackaged plan of reorganization would bind all holders of Old Notes, without regard to whether they tendered their Old Notes in the Exchange Offer.

         If the Exchange Offer is not consummated and the Company is forced to file a bankruptcy petition, the right of holders of the Old Notes to be repaid will be limited to the assets available after the claims of all of the Company's secured creditors have been satisfied. These remaining assets will then be distributed among the remaining unsecured creditors, including trade creditors, as well as holders of the Old Notes.


                                   SECTION 3.
                                   THE COMPANY

         The Company is a privately held Delaware corporation headquartered in Winfield, Alabama. The Company is a holding company and conducts all of its business through its direct and indirect subsidiaries, which are primarily engaged in the manufacture and distribution of bulk material handling and replacement equipment, primarily for use in the mining industry. The Company operates in two principal business segments: conveyor equipment and manufactured housing products, with the conveyor business segment constituting the vast majority of its sales.

         The conveyor business segment services four main business areas as follows: (i) the mining equipment business, which includes the design, manufacture and testing of complete belt conveyor systems and components for mining applications, primarily servicing the coal mining sector; (ii) the conveyor component business, which includes the manufacture and sale of conveyor systems primarily for resale through a network of distributors; (iii) the engineered systems business, which develops and sells complete conveyor systems per customer specifications; and (iv) the bulk conveyor equipment business, which includes the design and manufacture of a complete range of conveyor equipment used in industrial applications. In addition to those segments, the manufactured housing products business manufactures and refurbishes axles for manufactured homes.

         FINANCIAL INFORMATION WITH RESPECT TO THE COMPANY MAY BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 AND IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2004, WHICH HAVE BEEN FILED WITH THE SEC AND ARE INCORPORATED HEREIN BY REFERENCE.


                                   SECTION 4.
                       CERTAIN SIGNIFICANT CONSIDERATIONS

         The following considerations, in addition to the other information described elsewhere herein, should be carefully considered by each holder before deciding whether to participate in the Exchange Offer.

         Effects of the Proposed Amendments on Holders of Old Notes Not Tendered and Exchanged or for which Consents Are Not Delivered. Old Notes not tendered and exchanged or for which Consents to the Proposed Amendments are not delivered pursuant to the Exchange Offer will remain outstanding and will continue to be governed by the Existing Indenture. The Proposed Amendments will have the effect of eliminating substantially all of the covenants of the Company contained in the Existing Indenture, except for the Company's obligation to pay principal and interest on the Old Notes. If the Proposed Amendments become operative, holders who do not tender and exchange their Old Notes or who do not deliver their Consents to the Proposed Amendments in the Exchange Offer will no longer be entitled to the benefit of such provisions.

         Substantial Leverage. At June 30, 2004, the Company had aggregate indebtedness of $138.2 million and the Company will continue to have substantial indebtedness and significant debt service requirements after the Company consummates the Exchange Offer. Assuming the Exchange Offer is consummated and 95% of the aggregate outstanding principal amount of the Old Notes are tendered, the Company will have principal obligations of approximately $111.5 million of which approximately $91.9 million will be secured and, therefore, be structurally senior to the Old Notes. Subsequent to the consummation of the Exchange Offer, due to the requirements of Financial Accounting Standards Board Statement No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructuring, the Company will have $159.9 million of debt outstanding on the balance sheet of which $48.4 million will be amortized using the effective interest method over the term of the New Notes.

         Holders who do not tender their Old Notes pursuant to the Exchange Offer will be subordinated to the debt owed under the Credit Facility and the Company's obligations under the New Notes, both of which are secured by a lien on all of the assets of the Company and the New Subsidiary Guarantors. If the Exchange Offer is consummated, holders of the Old Notes who do not tender into the Exchange Offer will also rank pari passu with an additional $12.0 million of indebtedness to N.E.S. incurred by the Company to finance the cash payment due to the tendering noteholders on the Payment Date and the Deferred Payment Date.

         Bankruptcy. If the Exchange Offer is not consummated, we may continue to negotiate with the holders of the Old Notes for an exchange offer or we may seek implementation of the Exchange Offer through a so-called "prepackaged" plan of reorganization under chapter 11 of the Bankruptcy Code, or we may pursue other alternatives. Any alternate exchange offer or other alternative may be on terms and conditions that are significantly less favorable to the holders of Old Notes than the terms contemplated by the Exchange Offer. If we were to seek implementation of the Exchange Offer through a chapter 11 plan of reorganization, no assurance can be given that the plan would meet the requirements for confirmation under the Bankruptcy Code, even if the plan received the required level of approval from the holders of the Old Notes. If confirmed by the Bankruptcy Court, a prepackaged plan of reorganization would bind all holders of Old Notes, without regard to whether they tendered their Old Notes in the Exchange Offer.

         If the Exchange Offer is not consummated and the Company is forced to file a bankruptcy petition, the right of holders of the Old Notes to be repaid will be limited to the assets available after all the claims of the Company's secured creditors and all administrative claims of the bankruptcy process (including legal expenses of the Company and the creditors committee) have been satisfied. These remaining assets will then be distributed among the remaining unsecured creditors, including trade creditors, as well as holders of the Old Notes. Any bankruptcy process would result in a delay in any distribution to the holders of the Old Notes, and such delay could be substantial. During the bankruptcy process, the holders of the Old Notes would not be entitled to the payment of interest, nor would interest on their claims accrue.

         Fraudulent Transfer and Preference Considerations. Although the standards will vary depending on the law of the jurisdiction applied, in general, if a court were to find that, at the time the holders of Old Notes received the Offer Consideration pursuant to the Exchange Offer, either (a) the Company paid such amounts with the intent of hindering, delaying or defrauding creditors or (b) the Company (i) received less than reasonably equivalent value or fair consideration in exchange for paying such amounts and (ii) either (x) was insolvent, or became insolvent by reason of the payment of such amounts, (y) was engaged in a business or transaction or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital, or (z) intended to incur, or believed that it would incur, debts beyond its ability to repay such debts as they matured (as the foregoing terms are defined in or interpreted under applicable federal and state fraudulent transfer statutes), then such court may find that such payments involved the incurring of obligations or the transfers of interests in property deemed to be a fraudulent transfer under applicable law. To the extent such payments were deemed to be a fraudulent transfer, there is a risk that such payments would be avoided and that consenting and tendering holders of Old Notes would be ordered by a court to turn over to the Company, or to a fund for the benefit of the creditors of the Company or to judgment creditors of the Company, as the case may be, some or all of the Offer Consideration.

         The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, a corporation would be considered insolvent if (a) it is unable to meet its obligations as they generally become due, or (b) has ceased paying its current obligations in the ordinary course of business as they generally become due, or (c) the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. There can be no assurance as to what standard a court would use to determine whether the Company was "solvent" at the time of or immediately after consummation of the Exchange Offer.

         In addition to any fraudulent transfer challenge, any cash payments made to holders in consideration for the tendering of their Old Notes also may be subject to challenge as a preference if such payments (a) are made within 90 days prior to a bankruptcy filing by the Company, (b) are made when the Company is insolvent, and (c) permit the holders to receive more than they otherwise might receive in a liquidation under applicable bankruptcy laws. If such payments were deemed to be a preference, the full amount of such payments could be recovered by the Company as debtor-in-possession or the trustee in bankruptcy, and holders could be restored to their previous position as holders of Old Notes.

                                   SECTION 5.
                                 CAPITALIZATION

         The audited consolidated balance sheets of the Company at December 31, 2002 and 2003 may be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and the unaudited consolidated balance sheet of the Company at March 31, 2004 may be found in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 each of which is incorporated herein by reference.

         At June 30, 2004, the Company had aggregate indebtedness of $138.2 million and total gross assets of $100.6 million.

         The Company intends to finance the Cash Payment through an additional $5.5 million of borrowings from Bank One N.A. and $12.0 million of additional borrowings from N.E.S. pursuant to the terms of the Restructuring Agreement, including borrowings from N.E.S. in the amount of $10.0 million to fund the portion of the Cash Payment to be paid on the Payment Date. See Section 14 - Source and Amount of Funds.


                                   SECTION 6.
                          DESCRIPTION OF THE NEW NOTES

         The following is a summary of certain provisions of the New Notes. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the relevant terms in the New Indenture (as defined herein) governing the New Notes, a copy of which is available from the Company upon request, and all the provisions of the forms of New Series A Senior Note and New Series B Senior Note, including the definitions of certain terms therein, set forth in Annex B and C, respectively, to this Statement.

GENERAL

         The New Notes will be issued pursuant to an indenture (the "New Indenture"), which will be executed by the Company, the New Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the "New Indenture Trustee"), upon the satisfaction of all the applicable conditions to the Exchange Offer described in this Statement. The terms of the New Notes include those stated in the New Indenture and, if applicable, those made part of the New Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are subject to all such terms, and holders of New Notes are referred to the New Indenture and the Trust Indenture Act for a statement thereof. The New Notes are being offered by the Company in reliance upon one or more exemptions from the registration requirements of the Securities Act, which may include the exemption afforded by Section 3(a)(9) thereof and Rule 150 promulgated thereunder. Restrictions, if any, on subsequent sale or transfer of the New Notes will be applicable as provided in the forms of New Notes accompanying this Statement based upon the exemptions relied upon by the Company. The following summary of the material provisions of the New Indenture does not purport to be complete and is qualified in its entirety by reference to the New Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Continental Global Group, Inc. and not to any of its Subsidiaries.

         The New Notes will be senior secured obligations of the Company ranking senior in right of payment to all current and future unsecured senior Indebtedness of the Company to the extent of the interest of the Trustee in the Company collateral for the New Notes and senior to all subordinated Indebtedness of the Company. The Company is a guarantor under the Credit Facility. All borrowings under the Credit Facility are secured by a first priority lien on substantially all of the assets of CC&E and Goodman (except the stock of any non-U.S. subsidiaries). The New Notes are secured by a second priority lien on substantially all of the assets of the Company and the New Subsidiary Guarantors (except the stock of any non-U.S. subsidiaries). See the section entitled "Security" below for a description of the collateral. Pursuant to the Intercreditor Agreement by and among Bank One, N.A, the New Indenture Trustee, CC&E and Goodman, effective as of the date of the New Indenture, Bank One, N.A consents to the grant by the Company of a second priority security interest in the Collateral (as defined herein) in favor of the New Indenture Trustee in its capacity as trustee for the holders of the New Notes and the New Indenture Trustee agrees to subordinate its interest in the Collateral to that of Bank One, N.A. The New Indenture permits additional borrowings under the Credit Facility and the Foreign Credit Facilities in the future.

         The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the New Notes. The Company's obligations under the New Notes will be, jointly and severally, guaranteed (the "New Subsidiary Guarantees") by the New Subsidiary Guarantors. The New Subsidiary Guarantees are senior secured obligations of the New Subsidiary Guarantors ranking senior in right of payment to all current and future unsecured senior Indebtedness of the New Subsidiary Guarantors to the extent of the interest of the Trustee in the New Subsidiary Guarantor collateral for the New Notes and senior to all subordinated Indebtedness of the New Subsidiary Guarantors, but junior to the obligations of the New Subsidiary Guarantors in respect of the Credit Facility. Further, the New Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of each Foreign Subsidiary of the Company. The Company's existing Foreign Subsidiaries and any additional foreign subsidiaries formed or acquired after the date of the New Indenture, will not guarantee the Company's obligations under the New Notes. Any right of the Company to receive assets of any such Foreign Subsidiary upon the latter's liquidation or reorganization (and the consequent right of the holders of the New Notes to participate in those assets) will be effectively subordinated to the claims of that Foreign Subsidiary's creditors. The New Indenture permits the Company and its Subsidiaries to incur additional indebtedness, including secured indebtedness, subject to certain limitations. See "-- Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock."

PRINCIPAL, MATURITY AND INTEREST

         The New Series A Senior Notes will be limited in aggregate principal amount to $65.0 million and will mature on October 1, 2008. Interest on the New Series A Senior Notes will accrue at the rate of 9% per annum and will be payable semiannually in arrears, in cash, on each April 1 and October 1 until maturity, to holders of record on the immediately preceding March 15 and September 15. Interest will accrue on the New Series A Senior Notes from April 1, 2004, as if the New Series A Senior Notes had been issued on such date. The New Series B Senior Notes will be limited in original aggregate principal amount to $10.0 million and will mature on October 1, 2008. Interest on the New Series B Senior Notes will accrue at the rate of 13% per annum and will be payable semiannually in arrears, in-kind, on each April 1 and October 1 until maturity, to holders of record on the immediately preceding March 15 and September 15; provided, however, that the Company shall have the right to make interest payments on the New Series B Senior Notes, in cash, at the same rate and on the same terms as the New Series A Notes. Interest will accrue on the New Series B Senior Notes from April 1, 2004, as if the New Series B Senior Notes had been issued on such date. Interest on the New Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the New Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of New Notes at their respective addresses set forth in the register of holders of New Notes.

SECURITY

         Pursuant to the Collateral Documents, the Company has assigned and pledged as collateral to the New Indenture Trustee for the benefit of the New Indenture Trustee and the holders of the New Notes second priority liens or security interests on the following assets and real personal property of the Company and the Subsidiary Guarantors (collectively, the "Collateral"), whether now existing or hereafter arising, in which the Company and the Subsidiary Guarantors now have or may hereafter acquire any interest (including but not limited to any leasehold interest), wherever the same may be located and, except as otherwise provided below, as to which security interests may be perfected by the filing of financing statements:

                  o all accounts, inventory, goods, equipment, and fixtures;

                  o all bank or other deposit accounts, securities accounts or commodities accounts owned by or maintained by or on behalf of the Company and the Subsidiary Guarantors in which Bank One, N.A. has a perfected security interest, and all present and future funds on deposit therein;

                  o all instruments, documents, chattel paper and investment property owned by or maintained by or on behalf of the Company and the Subsidiary Guarantors to the extent that a security interest in the same may be perfected by filing or as to which Bank One, N.A. has a perfected security interest by possession or other means;

                  o all substitutes and replacements for, accessions, attachments, and other additions to, and tools, parts, and equipment used in connection with any of the above;

                  o all returned or repossessed inventory, goods, equipment and/or fixtures arising from or relating to any accounts;

                  o all real property owned in fee and all improvements thereon, the security interest in which shall be secured by duly recorded mortgages;

                  o to the extent not listed above as original collateral, all products, proceeds and insurance proceeds of any and all of the foregoing;

                  o all commercial tort claims as described in the Collateral Documents; and

                  o all recorded data of any type, including ledger sheets, customer lists, credit files, files, records, documents, and instruments (including, but not limited to, computer programs, printouts, tapes and related electronic media and data processing software) evidencing an interest in or relating to the above, and any general intangibles at any time evidencing or relating to any of the foregoing, in each case to the extent that a security interest in such property may be perfected by filing.

The security interest in the Collateral is a second priority lien ranking junior to the first priority lien on substantially all of the assets of CC&E and Goodman granted pursuant to the Credit Facility.

         No appraisals of any of the Collateral were prepared in connection with the Exchange Offer. There can be no assurance that the proceeds of any sale of the Collateral in whole or in part pursuant to the New Indenture and the related Collateral Documents following an Event of Default would be sufficient to satisfy payments due on the New Notes. In addition, the ability of the holders of New Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "Certain Significant Considerations -Bankruptcy" above.

         The personal property Collateral will be pledged pursuant to the Security Agreement by and among the Company, CC&E, Goodman and the New Indenture Trustee dated as of the date of the New Indenture and the real property Collateral will be pledged pursuant to the Mortgages (as defined herein). The New Indenture Trustee's rights to realize on the Collateral are subject to the terms of the Intercreditor Agreement.

Generally, the New Indenture Trustee will not be able to realize on the Collateral until the Credit Facilities are paid in full and terminated. In addition, pursuant to the Intercreditor Agreement, in the Event of Default on the New Notes, the New Indenture Trustee may be stayed for as long as 120 days from taking action to collect on accelerated debt.

         If no Event of Default has occurred and is continuing, the Company, CC&E and Goodman will continue to be in possession and control of the Collateral. In addition, the liens created under the Security Agreement in respect of inventory and accounts receivable included in the Collateral shall not be effective until the Company has received relief from the Securities and Exchange Commission from the provisions of Section 314(d)(1) of the Trust Indenture Act, if applicable, which will permit the Company, CC&E and Goodman to sell inventory and collect receivables in the ordinary course of business without being required to deliver the appraisals and certificates required by
Section 314(d)(1) of the TIA in respect of the disposition of such Collateral. The Company will use all its best efforts to obtain such relief as soon as possible after the date hereof and will keep the New Indenture Trustee reasonably informed of such efforts.

         If an Event of Default occurs under the New Indenture and a declaration of acceleration of the New Notes occurs as a result thereof, the New Indenture Trustee, on behalf of the holders of the New Notes, in addition to any rights or remedies available to it under the New Indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. The proceeds received by the New Indenture Trustee from any foreclosure will be applied by the New Indenture Trustee first to pay the expenses of such foreclosure and fees and other amounts then payable to the New Indenture Trustee under the New Indenture, and thereafter to pay the principal, premium, if any, and interest on the New Notes.

         Real property pledged as security to a lender may be subject to known and unforeseen environmental risks. Under CERCLA, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating or preventing releases or threatened releases of hazardous substances at or from a mortgaged property. There may be similar risks under various state laws and common law theories. Lender liability may be imposed where the lender actually participates in the management or operational affairs of the mortgaged property with certain exceptions.

         Under the New Indenture, the New Trustee may, prior to taking certain actions, request that holders of New Notes provide an indemnification against its costs, expenses and liabilities. It is possible that CERCLA (or analogous) cleanup costs could become a liability of the New Indenture Trustee and cause a loss to any holders of New Notes that provided an indemnification. In addition, such holders may act directly rather than through the New Indenture Trustee, in specified circumstances, in order to pursue a remedy under the New Indenture. If holders of New Notes exercise that right, they could, under certain circumstances, be subject to the risks of environmental liability discussed above.

NEW SUBSIDIARY GUARANTEES

         The Company's obligations under the New Notes will be, jointly and severally, guaranteed on a senior basis by the New Subsidiary Guarantors. The obligations of each New Subsidiary Guarantor under its New Subsidiary Guarantee are, and will be, limited so as not to constitute a fraudulent conveyance under applicable law. See "Certain Significant Considerations - Fraudulent Transfer and Preference Considerations."

         The New Indenture provides that no New Subsidiary Guarantor may consolidate with or merge with or into (whether or not such New Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such New Subsidiary Guarantor unless, other than with respect to a merger between a New Subsidiary Guarantor and another New Subsidiary Guarantor or a merger between a New Subsidiary Guarantor and the Company, (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such New Subsidiary Guarantor) assumes all the obligations of such New Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the New Indenture Trustee, under the New Notes and the New Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) such New Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such New Subsidiary Guarantor immediately preceding the transaction --Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

         The New Indenture provides that in the event of a sale or other disposition of all of the assets of any New Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any New Subsidiary Guarantor, then such New Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such New Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such New Subsidiary Guarantor) will be released and relieved of any obligations under its New Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders--Asset Sales."

OPTIONAL REDEMPTION

         The New Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount of the New Notes plus accrued interest.

SELECTION AND NOTICE

         If less than all of the New Notes are to be redeemed at any time, selection of New Notes for redemption will be made by the New Indenture Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed, or, if the New Notes are not so listed, on a pro rata basis, by lot or by such method as the New Indenture Trustee shall deem fair and appropriate; provided that no New Notes of $1.00 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of New Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any New Note is to be redeemed in part only, the notice of redemption that relates to such New Note shall state the portion of the principal amount thereof to be redeemed. A New Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original New Note. New Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the New Notes or portions of them called for redemption.

MANDATORY REDEMPTION

         Except as set forth below under "Repurchase at the Option of Holders," the Company will not be required to make mandatory redemption or sinking fund payments with respect to the New Notes.

REPURCHASE AT THE OPTION OF HOLDERS

   CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, each holder of New Notes will have the right to require the Company to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of such holder's New Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase New Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the New Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control.

         On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all New Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all New Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the New Indenture Trustee the New Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of New Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of New Notes so tendered the Change of Control Payment for such New Notes, and the New Indenture Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a New Note equal in principal amount to any unpurchased portion of the New Notes surrendered, if any; provided that each such New Note will be in a principal amount of $1.00 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described above will be applicable whether or not any other provisions of the New Indenture are applicable. Except as described above with respect to a Change of Control, the New Indenture does not contain provisions that permit the holders of the New Notes to require that the Company repurchase or redeem the New Notes in the event of a takeover, recapitalization or similar transaction.

         The Company's other senior indebtedness contains prohibitions of certain events that would constitute a Change of Control. In addition, the exercise by the holders of New Notes of their right to require the Company to repurchase the New Notes could cause a default under such present or future senior indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the holders of New Notes upon a repurchase may be limited by the Company's then existing financial resources.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the New Indenture applicable to a Change of Control Offer made by the Company and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time "beneficially owned" (as defined above) by the Principal and his Related Parties in the aggregate or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of New Notes to require the Company to repurchase such New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the New Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of the Principal or a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Principal" means Robert J. Tomsich.

         "Related Party" with respect to the Principal means (A) any 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of the Principal; or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (A); or (C) the estate of the Principal until such estate is distributed pursuant to his will or applicable state law.

         The Credit Facility currently prohibits the Company from repurchasing any New Notes, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing New Notes, the Company could seek the consent of the lenders under the Credit Facility or such future agreements relating to Indebtedness to the purchase of New Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company did not obtain such a consent or repay such borrowings, the Company would remain prohibited from purchasing the New Notes. In such case, the Company's failure to purchase tendered New Notes would constitute an Event of Default under the New Indenture.

     ASSET SALES

         The New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the New Notes or such Subsidiary's New Subsidiary Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this clause (ii).

         Within 15 days after the receipt of any Net Proceeds from an Asset Sale, the Company must apply such Net Proceeds, at its option, (a) to repay Indebtedness under the Credit Facility (if such proceeds relate to assets of the Company or any domestic subsidiary) or the Foreign Credit Facilities (if such proceeds relate to assets of any Foreign Subsidiary) or (b) to repay obligations under the New Notes. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by the New Indenture.

         The Credit Facility currently prohibits the Company from repurchasing any New Notes. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale Offer is required to be made at a time when the Company is prohibited from purchasing New Notes, the Company may seek the consent of the lenders under the Credit Facility or such future agreements relating to Indebtedness to the purchase of New Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company did not obtain such a consent or repay such borrowings, the Company would remain prohibited from purchasing the New Notes. In such case, the Company's failure to purchase tendered New Notes would constitute an Event of Default under the New Indenture.

CERTAIN COVENANTS

   RESTRICTED PAYMENTS

         The New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the New Notes (including Indebtedness pursuant to the Subordinated Notes held by N.E.S. Investment Co. or any of its Affiliates) or the New Subsidiary Guarantees, except a payment of interest to the extent required by the terms of such Indebtedness or principal at Stated Maturity; (iv) make any Restricted Investment; or (v) make any payment under the Management Agreement (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments").

         The foregoing provisions shall not prohibit (i) payments on debt under the Company's Credit Facilities or payments by Foreign Subsidiaries in respect of Foreign Credit Facilities; (ii) payments by the Company or Subsidiary of the Company, directly or indirectly, to N.E.S. Investment Co. in accordance with the Tax Payment Agreement as in effect on the date of the New Indenture; (iii) the accrual (but not the payment) of fees pursuant to the Management Agreement, as in effect on the date of the New Indenture;

 (iv) payment of reasonable out-of-pocket expenses incurred on behalf of the Company and payable pursuant to the Management Agreement up to $50,000 in any calendar year; or (v) payment through dividend or distribution or otherwise, from a Subsidiary to a Subsidiary Guarantor or to the Company for the purpose of funding the payment of any Indebtedness or obligation the incurrence and payment of which is not prohibited by the New Indenture.

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         Subject to certain exceptions described below, the New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock (as defined herein) and will not permit any of its Subsidiaries to issue any Disqualified Stock.

         The New Indenture also provides that the Company and any New Subsidiary Guarantor will not incur any Indebtedness (other than Existing Indebtedness) that is contractually subordinated to any other Indebtedness of the Company or such New Subsidiary Guarantor, respectively, unless such Indebtedness is also contractually subordinated to the New Notes or the New Subsidiary Guarantee of such New Subsidiary Guarantor, respectively, on substantially identical terms; provided, however, that no Indebtedness of the Company or any New Subsidiary Guarantor shall be deemed to be contractually subordinated to any other Indebtedness of the Company or such New Subsidiary Guarantor, respectively, solely by virtue of being unsecured.

         The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company or any New Subsidiary Guarantor of Indebtedness under the Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to the greater of (x) $60.0 million or (y) the Borrowing Base;

                  (ii) the incurrence by any Foreign Subsidiary of Indebtedness under the Foreign Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Foreign Subsidiaries thereunder) outstanding under all Foreign Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (ii), does not exceed an amount equal to the greater of (x) $15.0 million or (y) the Foreign Borrowing Base; and provided that such Indebtedness shall not be guaranteed by or secured by any of the assets of the Company or the Subsidiary Guarantors;

                  (iii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

                  (iv) the incurrence by the Company and the New Subsidiary Guarantors of Indebtedness represented by the New Notes and the New Subsidiary Guarantees, respectively, or represented by the Company's obligation to make the Cash Payment pursuant to the Exchange Offer;

                  (v) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, sale and leaseback transactions, mortgage financings, purchase money obligations, Capital Expenditures or similar financing transactions, in each case with respect to the respective properties, assets and rights of the Company or such Subsidiary as of the date of the New Indenture or thereafter acquired in an aggregate principal amount (or accreted value, as applicable), not to exceed $600,000 in any calendar year, exclusive of Permitted Refinancing Indebtedness (as defined herein) incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (v);

                  (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace any Indebtedness that was permitted by the New Indenture to be incurred;

                  (vii) the incurrence by the Company or any of the New Subsidiary Guarantors of intercompany Indebtedness between or among the Company and any Subsidiaries that are New Subsidiary Guarantors; provided, however, that (i) if the Company or a New Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the New Notes and the New Subsidiary Guarantees, respectively, and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a New Subsidiary Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a New Subsidiary Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (vii);

                  (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations in the ordinary course of business of the Company or any of its Subsidiaries; and

                  (ix) the incurrence of Indebtedness to N.E.S. Investment Co. (or an Affiliate thereof) in an original principal amount of up to $12.0 million that is contractually subordinated to the New Notes on terms reasonably satisfactory to the New Indenture Trustee.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness (so long as such additional Indebtedness is unsecured and contractually subordinated to the New Notes) will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     SALE AND LEASEBACK TRANSACTIONS

         The New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any New Subsidiary Guarantor may enter into a sale and leaseback transaction if: (i) the Company or such New Subsidiary Guarantor could have (1) incurred Indebtedness pursuant to clause (v) of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", and (2) incurred a Lien to secure such Indebtedness as described below under the caption "--Liens"; (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or the applicable New Subsidiary

Guarantor applies the proceeds of such transaction in compliance with, the covenants described above under the captions "--Incurrence of Indebtedness and Issuance of Preferred Stock" and "--Repurchase at the Option of Holders -- Asset Sales."

     LIENS

         The New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

         The New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the New Indenture, (b) the New Indenture, the New Notes and the New Subsidiary Guarantees, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the New Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases or contracts entered into in the ordinary course of business and consistent with past practices, (f) mortgages or other purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (g) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     MERGER, CONSOLIDATION, OR SALE OF ASSETS

         The New Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the New Notes and the New Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio of at least 2 to 1 for the Company's most recently ended four full fiscal quarters for which internal financial statements are available; (v) each New Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its New Subsidiary Guarantee shall apply to the Company's or the surviving Person's obligations under the New Indenture and the New Notes; and (vi) the New Notes continue to be secured by a lien in substantially all of the assets of the combined company (other than the equipment, fixtures and real property of the Person merged with or into the Company), junior only to liens in respect of the Credit Facilities. Notwithstanding the foregoing, the Company is permitted to (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) any New Subsidiary Guarantor, and (ii) change the Company's or any Subsidiary's form of organization from a corporation to a general or limited partnership or a limited liability company; provided, however, neither the Company nor any Subsidiary (other than a Foreign Subsidiary) is permitted to consolidate or merge with or into any direct or indirect Foreign Subsidiary; and provided further that, in conjunction with any such transaction, the Company and the New Subsidiary Guarantors shall take such actions as the New Indenture Trustee may reasonably request in order to affirm the New Subsidiary Guarantees and the security interests of the New Indenture Trustee in the assets of the Company and the New Subsidiary Guarantors.

         All net Asset Sale proceeds must be used to pay-off obligations under Credit Facilities or Foreign Credit Facilities or the New Notes; provided, however, the Company shall not be obligated to permanently reduce availability under the Credit Facilities or Foreign Credit Facilities in the event net Asset Sale proceeds are used to pay-off obligations thereunder. The Company is not permitted to reinvest net Asset Sale proceeds.

     TRANSACTIONS WITH AFFILIATES

         The New Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (A) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (B) transactions between or among the Company and/or its Subsidiaries, (C) Restricted Payments that are permitted by the provisions of the New Indenture described above under the caption "-- Restricted Payments" and
(D) the payment by the Company or its Subsidiaries of reasonable and customary fees to members of their respective Boards of Directors, in each case, shall not be deemed Affiliate Transactions. Notwithstanding the foregoing, Affiliate Transactions with NESCO, Inc., N.E.S. Investment Co., Robert Tomsich, Edward Crawford, Donald Hastings, C. Wesley McDonald or James Wert (or any entity the beneficial interest in which is 100% owned by any combination of the foregoing) shall be prohibited; provided, however, such prohibition on Affiliate Transactions shall not include the payment of director fees to independent directors or the reimbursement of ordinary and necessary out-of-pocket expenses incurred on behalf of the Company by such Affiliates; provided, further, such prohibitions shall not apply to the transactions contemplated pursuant to the Management Agreement or the Tax Payment Agreement that are permitted by the New Indenture.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES

         The New Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at Option of Holders--Asset Sales," and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

     ADDITIONAL SUBSIDIARY GUARANTEES

         The New Indenture provides that if the Company or any of its Subsidiaries shall after the date of the New Indenture, (i) transfer or cause to be transferred in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $1.0 million to any Subsidiary (other than a Foreign Subsidiary) that is not a New Subsidiary Guarantor; (ii) acquire or create another Subsidiary (other than a Foreign Subsidiary); or (iii) any Subsidiary of the Company, that is not a New Subsidiary Guarantor, guarantees any Indebtedness of the Company other than the New Notes, or pledges any of its assets to secure any Indebtedness of the Company other than the New Notes, then the Company will cause such Subsidiary to (A) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company's obligations under the New Notes on the terms set forth in such supplemental indenture and (B) deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Subsidiary.

     BUSINESS ACTIVITIES

         The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries.

     PAYMENTS FOR CONSENT

         The New Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any New Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the New Indenture or the New Notes unless such consideration is offered to be paid or is paid to all holders of the New Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     REPORTS

         The New Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any New Notes are outstanding, the Company will furnish to the holders of New Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any New Notes remain outstanding, it will furnish to the holders, to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

         The New Indenture provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on either the New Series A Senior Notes or the New Series B Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on either the New Series A Senior Notes or the New Series B Senior Notes; (iii) failure by the Company or any Subsidiary to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control;" "--Repurchase at Option of Holders--Asset Sales;" "--Certain Covenants--Restricted Payments;" "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" or "--Certain Covenants--Merger, Consolidation, or Sale of Assets;" (iv) failure by the Company or any Subsidiary for 60 days after notice to comply with any of its other agreements in the New Indenture or the New Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the New Indenture, which default (A)(i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed within 60 days after their entry; (vii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; (viii) the termination of the New Subsidiary Guarantee of any New Subsidiary Guarantor for any reason not permitted by the New Indenture or the denial of any Person acting on behalf of any New Subsidiary Guarantor of its obligations under any such New Subsidiary Guarantee; and (ix) the Company shall amend, agree to amend, or agree to any waiver of, the terms of any subordinated Indebtedness, including subordinated Indebtedness to N.E.S. Investment Co., so as to adversely affect the rights of the holders of the New Notes.

         If any Event of Default occurs and is continuing, the New Indenture Trustee or the holders of at least 25% in principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding New Notes will become due and payable without further action or notice. Holders of the New Notes may not enforce the New Indenture or the New Notes except as provided in the New Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding New Notes may direct the New Indenture Trustee in its exercise of any trust or power. The New Indenture Trustee may withhold from holders of the New Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         The holders of a majority in aggregate principal amount of the New Notes then outstanding by notice to the New Indenture Trustee may on behalf of the holders of all of the New Notes waive any existing Default or Event of Default and its consequences under the New Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the New Notes.

         The Company is required to deliver to the New Indenture Trustee annually a statement regarding compliance with the New Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the New Indenture Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         The New Indenture provides that no director, officer, employee, incorporator or stockholder of the Company or any New Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any New Subsidiary Guarantor under the New Notes, the New Indenture, the New Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. The New Indenture also provides that each holder of New Notes by accepting a New Note waives and releases all such liability and that such waiver and release are part of the consideration for issuance of the New Notes and the New Subsidiary Guarantees. It is the position of the Securities and Exchange Commission that, notwithstanding such waiver, holders of the New Notes will continue to have all rights and remedies that are otherwise available under the anti-fraud provisions of the federal securities laws.

TRANSFER AND EXCHANGE

         A holder may transfer or exchange New Notes in accordance with the New Indenture. The Registrar and the New Indenture Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the New Indenture. The Company is not required to transfer or exchange any New Note selected for redemption. Also, the Company is not required to transfer or exchange any New Note for a period of 15 days before a selection of New Notes to be redeemed.

         The registered holder of a New Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next two succeeding paragraphs, the New Indenture, the New Notes or the New Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the New Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Notes), and any existing default or compliance with any provision of the New Indenture, the New Notes or the New Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding New Notes (including consents obtained in connection with a tender offer or exchange offer for New Notes).

         Without the consent of each holder affected, an amendment or waiver may not (with respect to any New Notes held by a non-consenting holder): (i) reduce the principal amount of New Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any New Note or alter the provisions with respect to the redemption of the New Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any New Note, (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the New Notes (except a rescission of acceleration of the New Notes by the holders of at least a majority in aggregate principal amount of the New Notes and a waiver of the payment default that resulted from such acceleration),
(v) make any New Note payable in money other than that stated in the New Notes,
(vi) make any change in the provisions of the New Indenture relating to waivers of past Defaults or the rights of holders of New Notes to receive payments of principal of, or premium, if any, or interest on the New Notes, (vii) waive a redemption payment with respect to any New Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any holder of New Notes, the Company and the New Indenture Trustee may amend or supplement the New Indenture, the New Notes or the New Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated New Notes in addition to or in place of certificated New Notes, to provide for the assumption of the Company's obligations to holders of New Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of New Notes or that does not adversely affect the legal rights under the New Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the New Indenture under the Trust Indenture Act or to allow any New Subsidiary Guarantor to guarantee the New Notes.

CONCERNING THE NEW INDENTURE TRUSTEE

         The New Indenture contains certain limitations on the rights of the New Indenture Trustee, should it become a creditor of the Company or any New Subsidiary Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The New Indenture Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The holders of a majority in principal amount of the then outstanding New Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the New Indenture Trustee, subject to certain exceptions. The New Indenture provides that in case an Event of Default shall occur (which shall not be cured), the New Indenture Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the New Indenture Trustee will be under no obligation to exercise any of its rights or powers under the New Indenture at the request of any holder of New Notes, unless such holder shall have offered to the New Indenture Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY; DELIVERY AND FORM

         The New Series A Senior Notes and the New Series B Senior Notes each initially will be represented by one or more New Notes in registered, global form without interest coupons (collectively, the

"Global Notes"). The Global Notes will be deposited upon issuance with the New Indenture Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

         Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes."

         The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

     DEPOSITORY PROCEDURES

         DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC also has advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the New Indenture Trustee with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

         The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in the Global Notes to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in the Global Notes to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the New Notes, see "--Exchange of Book-Entry Notes for Certificated Notes."

         EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NEW NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE NEW INDENTURE FOR ANY PURPOSE.

         Payments in respect of the principal and interest on the Global Notes registered in the name of DTC or its nominee will be payable by the New Indenture Trustee to DTC or its nominee in its capacity as the registered holder under the New Indenture. Under the terms of the New Indenture, the Company and the New Indenture Trustee have treated, and will continue to treat, the persons in whose names the New Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the New Indenture Trustee nor any agent of the Company or the New Indenture Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

         DTC has advised the Company that its current practices, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the New Indenture Trustee or the Company. Neither the Company nor the New Indenture Trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the New Notes, and the Company and the New Indenture Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the New Notes for all purposes.

         Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the Global Notes for legended New Notes in certificated form, and to distribute such New Notes to its Participants.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the New Indenture Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

         The Global Notes are exchangeable for definitive New Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the New Indenture Trustee in writing that it elects to cause the issuance of the New Notes in certificated form or (iii) there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the New Notes. In addition, beneficial interests in Global Notes may be exchanged for certificated New Notes upon request but only upon at least 20 days' prior written notice given to the New Indenture Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Notes delivered in exchange for the Global Notes or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

     CERTIFICATED SECURITIES

         Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the New Indenture Trustee, exchange such beneficial interest for New Notes in the form of Certificated Securities. Upon any such issuance, the New Indenture Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the New Indenture Trustee in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the New Indenture Trustee in writing that it elects to cause the issuance of New Notes in the form of Certificated Securities under the New Indenture, then, upon surrender by the Global Note Holder of its Global Notes, New Notes in such form will be issued to each person that the Global Note Holder and DTC identify as being the beneficial owner of the related New Notes.

         Neither the Company nor the New Indenture Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of New Notes and the Company and the New Indenture Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

     NEXT DAY SETTLEMENT AND PAYMENT

         The New Indenture requires that payments in respect of the New Notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available next day funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal and interest by wire transfer of immediately available next day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the New Indenture. Reference is made to the New Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that in the case of a joint venture, partnership, association or other business arrangement with any Person entered into in the ordinary course of business, neither such Person nor the joint venture, partnership, association or business arrangement shall be deemed to be an Affiliate by reason of the preceding proviso.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the New Indenture described above under the caption "-- Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments," (iv) dispositions of obsolete equipment in the ordinary course of business and consistent with past practice, and (v) dispositions of non-obsolete equipment in the ordinary course and the replacement of such equipment with similar new or used equipment; provided that the difference between the proceeds of such disposition and the cost of such replacement shall constitute an Investment and shall be subject to the limits on Investments as described above under "- Certain Covenants - Restricted Payments" and the definition of "Permitted Investments" included below.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Borrowing Base" means, as of any date, an amount equal to the sum of
(a) 85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries (other than Foreign Subsidiaries) as of such date that are not more than 60 days past due, and (b) 65% of the book value of all inventory owned by the Company and its Subsidiaries (other than Foreign Subsidiaries) as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall utilize the most recent available information for purposes of calculating the Borrowing Base.

         "Capital Expenditure" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

         "Collateral" means, collectively, all of the property and assets that are from time to time subject to, or purported to be subject to, the Lien of the New Indenture Trustee pursuant to the New Indenture or the Collateral Documents.

         "Collateral Documents" means, collectively, the Security Agreement, the Mortgages, the Intercreditor Agreement and all other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, less (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned

Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the New Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person,
(y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Credit Facilities" means, with respect to the Company or any of its Subsidiaries (other than Foreign Subsidiaries), one or more debt facilities (including, without limitation, the Credit Facility) or other debt securities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Credit Facility" means that certain Amended and Restated Credit Facility and Security Agreement, dated as of July 25, 2002, by and among the Company, CC&E and Goodman and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time (together with any amendment, modification, renewal, refunding, replacement or refinancing to or of any of the foregoing, including, without limitation, any agreement modifying the maturity or amortization schedule of or refinancing or refunding all or any portion of Indebtedness thereunder or increasing the amount that may be borrowed under such agreement or any successor agreement, whether or not among the same parties.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the New Notes mature.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Existing Indebtedness" means any Indebtedness of the Company or its Subsidiaries in existence on the date of the New Indenture, until such amounts are repaid.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of "Consolidated Net Income," and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

         "Foreign Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by Foreign Subsidiaries of the Company as of such date that are not more than 60 days past due, and (b) 65% of the book value of all inventory owned by Foreign Subsidiaries of the Company as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall utilize the most recent available information for purposes of calculating the Foreign Borrowing Base.

         "Foreign Credit Facilities" means, with respect to any Foreign Subsidiary of the Company, one or more debt facilities or other debt securities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Foreign Subsidiary" means any Subsidiary of the Company, more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside the United States.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (iii) agreements entered into for the purpose of fixing or hedging the risks associated with fluctuations in foreign currency exchange rates.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person and Attributable Debt. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date of the New Indenture, by and among the New Indenture Trustee, Bank One, N.A., CC&E and Goodman, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or any replacement thereof.

         "Investments" means, with respect to any Person, all Capital Expenditures by such Person and all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Management Agreement" means that certain Management Agreement between NESCO, Inc. and the Company dated as of April 1, 1997.

         "Mortgages" means the mortgages dated as of the date of the New Indenture between the Company and the New Indenture Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Mortgaged Properties" has the meaning assigned to such term in the Mortgages.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) or a taking by eminent domain, net of the direct costs relating to such sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such sale (other than Indebtedness in respect of Credit Facilities, Foreign Credit Facilities, the New Notes or Permitted Refinancing Indebtedness in respect of the foregoing) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided that any such reserve shall become part of the Net Proceeds upon release thereof.

         "New Subsidiary Guarantor" means each of (i) CC&E and Goodman and (ii) any other Subsidiary that executes a New Subsidiary Guarantee in accordance with the provisions of the New Indenture, and their respective successors and assigns.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Permitted Businesses" means (i) the materials handling and processing businesses and other businesses conducted by the Company and its Subsidiaries on the date of the New Indenture, (ii) businesses whose manufacturing, production, sales or distribution requirements are complementary to such businesses and
(iii) any businesses reasonably related or similar thereto.

         "Permitted Investments" means (a) any Investments of the Company or its Subsidiaries in existence on the date of the New Indenture; (b) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is a New Subsidiary Guarantor that is engaged in a Permitted Business; (c) any Investment in Cash Equivalents; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investments after the date of the New Indenture by the Company or its Subsidiaries in any Foreign Subsidiary of the Company, not to exceed in the aggregate $1.5 million over the term of this Indenture; (g) consolidated Capital Expenditures by the Company and its non-Foreign Subsidiaries up to $2.0 million per calendar year, plus any unused amounts attributable to prior calendar years, subject to a maximum of $3.0 million in any one calendar year; (h) consolidated Capital Expenditures by the Company and its non-Foreign Subsidiaries up to $600,000 per calendar year that are financed with Capital Lease Obligations; (i) consolidated Capital Expenditures by the Company and its Subsidiaries up to $3.0 million related to the restructuring of the Company and its non-Foreign Subsidiaries and incurred within two years from the date of the New Indenture; and (j) Investments in Persons that become Wholly Owned Subsidiaries and New Subsidiary Guarantors and that are engaged in a Permitted Business, provided that Investments pursuant to this clause (j) in excess of $3.0 million shall only be permitted to the extent that seventy-five percent (75%) of such Investment is funded from the proceeds of new equity or Indebtedness that is contractually subordinated to the New Notes on terms reasonably satisfactory to the New Indenture Trustee.

         "Permitted Liens" means (i) Liens on assets securing Indebtedness under Credit Facilities and Foreign Credit Facilities that were permitted by the terms of the New Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the third paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired or refinanced with such Indebtedness; (vii) Liens existing on the date of the New Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $500,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the

Company or such Subsidiary; and (x) Liens arising by reason of (1) any attachment, judgment, decree or order of any court, so long as such Lien is being contested in good faith and is either adequately bonded or execution thereon has been stayed pending appeal or review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been fully terminated or the period within which such proceedings may be initiated shall not have expired, (2) security for payment of workers' compensation or other insurance,
(3) security for the performance of tenders, bids, leases and contracts (other than contracts for the payment of money), (4) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, (5) any interest or title of a lessor under any lease and (6) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount and which do not in any case materially interfere with the ordinary course of business of the Company or any of its Subsidiaries.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so refinanced, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced, replaced, defeased or refunded; (iii) if the Indebtedness being refinanced, replaced, defeased or refunded is subordinated in right of payment to the New Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the New Notes on terms at least as favorable to the holders of New Notes as those contained in the documentation governing the Indebtedness being refinanced, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being refinanced, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Principal" means Robert J. Tomsich.

         "Real Property" means any interest in any real property or any portion thereof owned in fee.

         "Related Party" with respect to the Principal means (A) any 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of the Principal; or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (A); or (C) the estate of the Principal until such estate is distributed pursuant to his will or applicable state law.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Security Agreement" means the Security Agreement dated as of the date of the New Indenture among the Company, CC&E, Goodman and the New Indenture Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the New Indenture.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Tax Payment Agreement" means that certain Tax Payment Agreement among N.E.S. Investment Co., the Company, CC&E and Goodman, dated as of the date of the New Indenture.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.


                                   SECTION 7.
                THE PROPOSED AMENDMENTS TO THE EXISTING INDENTURE

         The description of the Proposed Amendments and the related sections of the Existing Indenture set forth below is only a summary and is qualified in its entirety by reference to (i) the relevant terms in the Existing Indenture as currently in effect and the terms of the Proposed Amendments that are set forth below and in Annex A to this Statement and (ii) the form of the Supplemental Indenture containing the Proposed Amendments. The Existing Indenture has previously been filed with the Commission, and a copy of the Existing Indenture is available from the Company upon request. See "Incorporation of Documents by Reference." The form of Supplemental Indenture may be modified or supplemented prior to the execution thereof in a manner that would not require additional consents under the Existing Indenture. Holders of the Old Notes should carefully review the Proposed Amendments, including the provisions set forth in Annex A, prior to delivering Consents.

GENERAL DESCRIPTION OF PROPOSED AMENDMENTS

         The Company believes it will benefit from greater flexibility to operate its business, reduced costs and the ability to pursue strategic alternatives if the Proposed Amendments become effective. The Proposed Amendments propose to eliminate substantially all of the restrictive provisions in the Existing Indenture which limit the ability of the Company to accomplish its objectives. Notwithstanding the foregoing, upon completion of the Exchange Offer pursuant to the terms and conditions described in this Statement, the Company will be subject to certain restrictions on its ability to operate its business, incur debt and make expenditures under the terms of the Credit Facilities, Foreign Credit Facilities and the terms of the New Indenture governing the New Notes. For a summary description of the terms of the New Notes, see Section 6 (Description of the New Notes).

         As more fully described below, if the Proposed Amendments become effective, they will have the effect of eliminating substantially all of the restrictive covenants of the Company contained in the Existing Indenture, except for the Company's obligation to pay principal and interest on the Old Notes.

         Capitalized terms used in this Section 7 and in Annex A and not defined in this document are defined in the Existing Indenture and are used herein and in Annex A as so defined.

Elimination of Restrictive Covenants

         The Existing Indenture contains a number of covenants that impose significant restrictions on the Company and its activities. The Proposed Amendments would eliminate the following covenants from the Existing Indenture:

Existing Indenture
Section                    Covenants
------------------         ---------
3.09.                      Repurchase Offers. Provides procedural guidelines for
                           the making of offers to repurchase Series B Notes
                           required by Section 4.10, an "Excess Proceeds Offer,"
                           and Section 4.14, a "Change of Control Offer."

4.05. Covenants - Taxes. Provides for timely payment by the Company and all of its subsidiaries of all taxes, assessments and governmental levies.

4.06. Covenants - Stay, Extension and Usury Laws. Provides that the Company or any of its subsidiaries may not, at any time, insist upon, plead, claim, or take advantage of any stay, extension or usury law that may affect the covenants or the performance of the Existing Indenture.

4.07.                      Covenants - Restricted Payments. Provides that the
                           Company may not, and may not permit any of its subsidiaries to, make any Restricted Payment (as defined in the Existing Indenture), except under specified circumstances.

4.08.                      Covenants - Dividends and Other Payment Restrictions
                           Affecting Subsidiaries. Provides that the Company may not, and may not permit any of its subsidiaries to, create any encumbrance or restriction on the ability of any subsidiary to (i) pay dividends or other distributions to the Company, (ii) make loans or advances to the Company or any of its subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its subsidiaries, except in specified circumstances.

4.09. Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock. Provides that the Company may not, and may not permit any of its subsidiaries to, create any Indebtedness (as defined therein); the Company may not issue any Disqualified Stock (as defined therein) and shall not permit any of its subsidiaries to issue any shares of preferred stock, except in specified circumstances.

4.10. Covenants - Asset Sales. Provides that the Company may not, and may not permit any of its subsidiaries to, consummate an Asset Sale (as defined therein), except in specific circumstances and pursuant to specified procedures.

4.11. Covenants - Transactions with Affiliates. Provides that the Company may not, and may not permit any of its Subsidiaries to, engage in any Affiliate
                           Transaction (as defined therein), other than pursuant to specified conditions.

4.12. Covenants - Liens. Provides that the Company may not, and may not permit any of its subsidiaries to, create or assume any Lien (as defined therein), other than in specified circumstances.

4.13. Covenants - Sale and Leaseback Transactions. Provides that the Company may not, and may not permit any of its Subsidiaries to, enter into any sale and leaseback transaction, except under specified circumstances.

4.14.                      Covenants - Offer to Purchase Upon Change of Control.
                           Provides the procedure for the holders of Old Notes to exercise their rights triggered by a Change of Control (as defined therein).

4.15.                      Covenants - Corporate Existence. Provides that the
                           Company and each Subsidiary Guarantor must do all things necessary to preserve and keep in full force and effect their respective corporate existence.

4.16. Covenants - Limitation on Issuances of Capital Stock of Wholly Owned Subsidiaries. Provides that the
                           Company may not, and may not permit any of its Wholly
                           Owned Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company, other than in specified circumstances.

4.17.                      Covenants - Business Activities. Provides that the
                           Company may not, and may not permit any of its subsidiaries to, engage in any business other than Permitted Business (as defined therein).

4.18.                      Covenants - Additional Subsidiary Guarantees.
                           Provides for additional guarantees by the Company's subsidiaries upon occurrence of specified events.

4.19.                      Covenants - Payment for Consents. Provides that the
                           Company may not, and none of its subsidiaries may, pay any consideration to any holder of Old Notes for any consent, waiver or amendment of any of the terms or provisions of the Existing Indenture or Old Notes, unless such consideration is offered to all holders of Old Notes that consent, waive or agree to amend.

5.01. Merger, Consolidation or Sale of Assets. Provides that the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of its properties or assets, except under specified circumstances.

Elimination of Certain Events of Default

         The Existing Indenture provides that various events shall constitute "Events of Default," the occurrence of any of which may result in acceleration of the Company's payment obligations on the Old Notes. If the Proposed Amendments become effective, the Events of Default in the Existing Indenture which deal with certain cross-defaults and cross-accelerations and with unsatisfied judgments would be eliminated. The Proposed Amendments would eliminate the following Events of Default listed in Section 6.01 of Existing
Indenture:

Existing Indenture Section           Events of Default
--------------------------           -----------------
6.01(iii)                            ... "failure by the Company or any Subsidiary to
                                     comply with the provisions described under
                                     Sections 3.09, 4.07, 4.09, 4.10, 4.14 or 4.19
                                     of Article 5 hereof;"

6.01(v)                              ... "default under any mortgage, indenture or
                                     instrument under which there may be issued or by
                                     which there may be secured or evidenced any
                                     Indebtedness for money borrowed by the Company or
                                     any of its Subsidiaries (or the payment of which
                                     is guaranteed by the Company or any of its
                                     Subsidiaries) whether such Indebtedness or guarantee
                                     now exists, or is created after the date hereof,
                                     which default (A)(i) is caused by a failure to pay
                                     when due at final stated maturity (giving effect to
                                     any grace period related thereto) any principal of
                                     or premium, if any, or interest on such
                                     Indebtedness (a "Payment Default") or (ii) results
                                     in the acceleration of such Indebtedness prior to
                                     its express maturity and (B) in each case, the
                                     principal amount of any such Indebtedness as to
                                     which a Payment Default shall have occurred,
                                     together with the principal amount of any other
                                     such Indebtedness under which there has been a
                                     Payment Default or the maturity of which has
                                     been so accelerated, aggregates $5.0 million or
                                     more;"

6.01(vi)                             ... "failure by the Company or any of its
                                     Subsidiaries to pay final judgments aggregating
                                     in excess of $5.0 million, which judgments are
                                     not paid, discharged or stayed within 60 days
                                     after their entry;"

         The foregoing summaries of the provisions of the Existing Indenture that would be eliminated by the Proposed Amendments do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Existing Indenture. A complete copy of the Existing Indenture is contained in the Company's Registration Statement on Form S-4 filed on May 22, 1997, which is available from the Commission through its web site at http://www.sec.gov or through its public reference facilities at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. The Information Agent will furnish a complete copy of the Existing Indenture to any holder of Old Notes without charge upon request made to the addresses or phone numbers set forth on the back cover of this Statement.

                                   SECTION 8.
               ACCEPTANCE FOR EXCHANGE AND PAYMENT FOR OLD NOTES;
                             ACCEPTANCE OF CONSENTS

         Upon the terms and subject to the conditions of the Exchange Offer and applicable law, the Company will exchange, by accepting for exchange, and will pay the Offer Consideration for, all of the Old Notes validly tendered pursuant to the Exchange Offer. Such payment will be made by the Company's deposit of the Offer Consideration with the Depositary on the Payment Date, including the $15,500,000 portion of the Cash Payment that is due on the Payment Date (the $2,000,000 portion of the Cash Payment that is due to be paid on the Deferred Payment Date will be deposited with the Depositary on the Deferred Payment Date) and the New Notes. The Depositary will act as agent for tendering holders for the purpose of receiving the Offer Consideration from the Company and transmitting the Offer Consideration to tendering holders. Under no circumstances will interest on the Offer Consideration be paid by the Company by reason of any delay of the Depositary in making the exchange and payment. The Company expressly reserves the right, in its sole discretion, to delay acceptance for exchange of, or payment for, the Old Notes in order to comply, in whole or in part, with any applicable law. See Section 11 (Conditions to the Exchange Offer). In all cases, payment by the Depositary to holders or beneficial owners of the Offer Consideration for Old Notes exchanged pursuant to the Exchange Offer will be made only after timely receipt by the Depositary of
(i) certificates representing such Old Notes or timely confirmation of a book-entry transfer of such Old Notes into the Depositary's account at DTC pursuant to the procedures set forth in Section 9 of this Statement, (ii) a properly completed and duly executed Letter of Transmittal and Consent (or manually signed facsimile thereof) or a properly transmitted Agent's Message and
(iii) any other documents required by the Letter of Transmittal and Consent.

         For purposes of the Exchange Offer, Consents received by the Depositary will be deemed to have been accepted if, as and when the Company gives written notice to the Trustee of the receipt by the Depositary of the Requisite Consents and the Supplemental Indenture is executed.

         If any tendered Old Notes are not exchanged pursuant to the Exchange Offer for any reason, such Old Notes not exchanged will be returned, without expense, to the tendering holder promptly (or, in the case of Old Notes tendered by book-entry transfer, such Old Notes will be credited to the account maintained at DTC from which such Old Notes were delivered) after the expiration or termination of the Exchange Offer.

         Tendering holders will not be obligated to pay brokerage fees, commissions or expenses to the Depositary or the Company, or, except as set forth in Instruction 7 of the Letter of Transmittal and Consent, transfer taxes on the exchange of Old Notes pursuant to the Exchange Offer.

         The Company reserves the right to transfer or assign, in whole at any time or in part from time to time, to one or more of its affiliates, the right to pay the cash portion of the Offer Consideration for the Old Notes tendered pursuant to the Exchange Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Exchange Offer or prejudice the rights of tendering holders to receive payment for Old Notes validly tendered and accepted for payment pursuant to the Exchange Offer.

         It is a condition precedent to the Company's obligation to accept the Old Notes tendered pursuant to the Exchange Offer that the Requisite Consents have been obtained.

         All rights to the payment of accrued, but unpaid interest under the Old Notes shall be extinguished upon consummation of the Exchange Offer for all holders whose Old Notes have been accepted for exchange by the Company.

         By tendering Old Notes and delivering the Letter of Transmittal and Consent, with respect to Old Notes accepted in the Exchange Offer, holders will thereby remiss, release, and forever discharge each of, and covenants not to sue any of, (i) the Company and its former, present and future affiliates and subsidiaries, (ii) the Trustee for the Old Notes, (iii) the present, former and future respective officers, directors, employees, agents and affiliates of all of the foregoing, and (iv) the respective successors, assigns, heirs, legatees and personal representatives of all of the foregoing (the "Released Persons"), of, from or with respect to any and all claims, rights, damages, demands, causes of action or liabilities of any nature whatsoever, known or unknown, such tendering holder of Old Notes has had, now has or may have at any future time arising out of, relating to, or incurred in connection with the Exchange Offer, the solicitation of Consents, or any transaction entered into or any action taken or omitted to be taken by the Released Persons relating thereto (except that this release shall not be effective with respect to any obligations relating to the New Notes) (collectively, the "Released Claims"), other than the right of such holder to receive the Offer Consideration on the terms and subject to the conditions of the Exchange Offer.


                                   SECTION 9.
           PROCEDURES FOR TENDERING OLD NOTES AND DELIVERING CONSENTS

         The tender of Old Notes pursuant to the Exchange Offer and in accordance with the procedures described below will constitute the delivery of the Consents with respect to the Old Notes tendered. Holders who desire to tender their Old Notes pursuant to the Exchange Offer and receive the Offer Consideration are required to deliver Consents to the Proposed Amendments.

         Tender of Old Notes and Delivery of Consents. The tender by a holder of Old Notes (and subsequent acceptance of such tender by the Company) pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal and Consent.

         Only holders are authorized to tender their Old Notes and deliver Consents to the Proposed Amendments. The procedures by which Old Notes may be tendered and Consents given by beneficial owners that are not holders will depend upon the manner in which the Old Notes are held. Holders who wish to transfer Old Notes prior to the Expiration Date or who wish to provide such benefit to a transferee should validly tender the Old Notes and deliver the related Consents, designating the transferee as payee in the box marked "B. Special Issuance/Delivery Instructions" contained in the Letter of Transmittal and Consent.

         Tender of Old Notes Held in Physical Form. To effectively tender Old Notes held in physical form pursuant to the Exchange Offer, a properly completed Letter of Transmittal and Consent (or a facsimile thereof duly executed by the holder thereof), and any other documents required by the Letter of Transmittal and Consent, must be received by the Depositary at its address set forth in this Statement (or delivery of Old Notes may be effected through the deposit of Old Notes with DTC and making book-entry delivery as set forth below), prior to the Expiration Date; provided, however, that the tendering holder may instead comply with the guaranteed delivery procedure set forth below. LETTERS OF TRANSMITTAL AND CONSENT AND OLD NOTES SHOULD BE SENT ONLY TO THE DEPOSITARY AND SHOULD NOT BE SENT TO THE COMPANY.

         Tender of Old Notes Held Through a Custodian. To effectively tender Old Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee, the beneficial owner thereof must instruct such holder to tender the Old Notes on the beneficial owner's behalf. Instructions are included in the materials provided with this Statement which may be used by a beneficial owner in this process to effect the tender. Any beneficial owner of Old Notes held of record by DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which such beneficial owner's Old Notes are held in DTC to deliver, on such beneficial owner's behalf, the Consents with respect to Old Notes beneficially owned by such beneficial owner on the day of delivery.

         Tender of Old Notes Held Through DTC. To effectively tender Old Notes that are held through DTC, DTC participants should either (i) properly complete and duly execute the Letter of Transmittal and Consent (or a facsimile thereof), together with the Old Notes and any other documents required by the Letter of Transmittal and Consent, and mail or deliver the Letter of Transmittal and Consent or such facsimile pursuant to the procedure for book-entry transfer set forth below or (ii) transmit their acceptance through ATOP for which the transaction will be eligible and DTC will then edit and verify the acceptance and send an Agent's Message to the Depositary for its acceptance. Delivery of tendered Old Notes must be made to the Depositary pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

         THE METHOD OF DELIVERY OF OLD NOTES AND LETTERS OF TRANSMITTAL AND CONSENT, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSON TENDERING OLD NOTES AND DELIVERING LETTERS OF TRANSMITTAL AND CONSENT AND, EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL AND CONSENT, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

         Except as provided below, unless the Old Notes being tendered are deposited with the Depositary prior to the Expiration Date (accompanied by a properly completed and duly executed Letter of Transmittal and Consent or a properly transmitted Agent's Message), the Company may, at its option, reject such tender. Payment of the Offer Consideration for the Old Notes will be made only against deposit of the tendered Old Notes and delivery of all other required documents.

         Book-Entry Delivery Procedures. The Depositary will establish accounts with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Statement, and any financial institution that is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Depositary's account in accordance with DTC's procedures for such transfer. However, although delivery of Old Notes may be effected through book-entry transfer into the Depositary's account at DTC, the Letter of Transmittal and Consent (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one or more of its addresses set forth in this Statement prior to the Expiration Date, or the guaranteed delivery procedure described below must be complied with. Delivery of documents to DTC does not constitute delivery to the Depositary. The confirmation of a book-entry transfer into the Depositary's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

         The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Old Notes and that such participants have received the Letter of Transmittal and Consent and agree to be bound by the terms of the Letter of Transmittal and Consent and the Company may enforce such agreement against such participants.

         Signature Guarantees. Signatures on all Letters of Transmittal and Consent must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a "Medallion Signature Guarantor"), unless the Old Notes tendered thereby are tendered (i) by a registered holder of Old Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Old Notes) who has not completed either the box entitled "Special Delivery Instructions" or "Special Payment or Issuance Instructions" on the Letter of Transmittal and Consent, or
(ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc.
(NASD) or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). See Instruction 1 of the Letter of Transmittal and Consent. If the Old Notes are registered in the name of a person other than the signer of the Letter of Transmittal and Consent or if Old Notes not accepted for exchange and payment or not tendered are to be returned to a person other than the registered holder, then the signatures on the Letters of Transmittal and Consent accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instructions 1 and 5 of the Letter of Transmittal and Consent.

         Guaranteed Delivery. If a holder desires to tender Old Notes and deliver Consents pursuant to the Exchange Offer but time will not permit the Letter of Transmittal and Consent, certificates representing such Old Notes and all other required documents to reach the Depositary, or the procedures for book-entry transfer cannot be completed, prior to the Expiration Date, such holder may nevertheless tender such Old Notes and deliver the related Consents, if all the following conditions are satisfied:

         o        the tender is made by or through an Eligible Institution;

         o a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company herewith, or an Agent's Message with respect to guaranteed delivery that is accepted by the Company, is received by the Depositary prior to the Expiration Date as provided below; and

         o the certificates for the tendered Old Notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such Old Notes into the Depositary's account at DTC as described above), together with a Letter of Transmittal and Consent (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal and Consent or a properly transmitted Agent's Message, are received by the Depositary within two business days after the date of execution of the Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

         UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE COMPANY BY REASON OF ANY DELAY BY THE DEPOSITARY IN MAKING PAYMENT TO ANY PERSON USING THE GUARANTEED DELIVERY PROCEDURES. THE OFFER CONSIDERATION FOR OLD NOTES TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL BE THE SAME AS THAT FOR OLD NOTES DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRATION DATE EVEN IF THE OLD NOTES TO BE DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES ARE NOT SO DELIVERED TO THE DEPOSITARY, AND THEREFORE EXCHANGE BY THE DEPOSITARY ON ACCOUNT OF SUCH OLD NOTES IS NOT MADE, UNTIL AFTER THE PAYMENT DATE.

         Backup Federal Income Tax Withholding. To prevent backup U.S. federal income tax withholding, each tendering holder of Old Notes or holder who consents to the Proposed Amendments must provide the Depositary with such holder's correct taxpayer identification number and certify that such holder is not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the Letter of Transmittal and Consent.

         Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Old Notes or Consents pursuant to any of the procedures described above will be determined by the Company, in the Company's sole discretion (which determination shall be final and binding). The Company reserves the absolute right to reject any or all tenders of any Old Notes or Consents determined by it not to be in proper form or, in the case of Old Notes, if the acceptance for exchange of, or payment for, such Old Notes may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Exchange Offer or any defect or irregularity in any tender with respect to Old Notes or Consents of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and Consent and the instructions thereto) shall be final and binding. None of the Company, the Depositary, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Old Notes, the holder will be entitled to the Offer Consideration.


                                   SECTION 10.
                WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS

         Except as provided in this Section 10, tenders of Old Notes may not be withdrawn prior to the Expiration Date and Consents may not be revoked prior to the Expiration Date.

         If the Company reduces either (A) the principal amount of the Old Notes subject to the Exchange Offer or (B) the Offer Consideration, then previously tendered Old Notes may be validly withdrawn until the expiration of ten business days after the date that notice of any such reduction is first published, given or sent to holders by the Company. In the event of a termination of the Exchange Offer, the Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering holder.

         If the Company makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, the Company will disseminate additional materials and extend the Exchange Offer, to the extent required by law. If the Exchange Offer is amended prior to the Expiration Date in a manner that constitutes a material change to the holders, the Company promptly will disclose such amendment and, if necessary, extend the Exchange Offer for a period deemed by the Company to be adequate to permit holders to withdraw their Old Notes and revoke their Consents.

         For a withdrawal of a tender of Old Notes to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be received by the Depositary prior to the designated due date at its address set forth in this Statement. Any such notice of withdrawal must (i) specify the name of the person who tendered the Old Notes to be withdrawn, (ii) contain a description of the Old Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Old Notes (unless such Old Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Old Notes, and (iii) be signed by the holder of such Old Notes in the same manner as the original signature on the Letter of Transmittal and Consent by which such Old Notes were tendered (including any required signature guarantees), if any, or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Old Notes into the name of the person withdrawing such Old Notes and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If Consents previously delivered are also to be revoked, the notice of withdrawal described above must contain a description of the Old Notes (including certificate number, if applicable) as to which Consents are to be revoked. If the Old Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. Any Old Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Exchange Offer.

         Withdrawal of Old Notes with or without revocation of Consents only may be accomplished in accordance with the foregoing procedures.

                                   SECTION 11.
                        CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer and in addition to (and not in limitation of) the Company's rights to extend and/or amend the Exchange Offer at any time, the Company shall not be required to accept for exchange any Old Notes, and may delay the acceptance for exchange of, any tendered Old Notes and may terminate the Exchange Offer, if the Minimum Tender Condition has not been obtained, or the Bank Consent has not been received, or if any of the following (the "General Conditions") have occurred:

         (a) There shall have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer, the Proposed Amendments or the exchange of Old Notes pursuant to the Exchange Offer (the "Exchange") by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which challenges the making of the Exchange Offer, the Proposed Amendments or the Exchange or in the reasonable judgment of the Company may directly or indirectly prohibit, prevent, restrict or unduly delay consummation of the Exchange Offer, the Proposed Amendments or the Exchange or otherwise adversely affects in any material manner the Exchange Offer, the Proposed Amendments or the Exchange;

         (b) There shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the reasonable judgment of the Company, would or may prohibit, prevent, restrict or delay consummation of the Exchange Offer, the Proposed Amendments or the Exchange, or that will, or is reasonably likely to, materially impair the contemplated benefits of the Exchange Offer, the Proposed Amendments or the Exchange to the Company;

         (c) There shall have occurred (i) any general suspension of or limitation on trading in securities on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market (whether or not mandatory),
(ii) a material impairment in the trading market for debt securities, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or (vi) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

         (d) The Trustee shall have objected in any respect to, or taken any action that could, in the reasonable judgment of the Company, adversely affect the consummation of the Exchange Offer, the Exchange or the Company's ability to effect the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting the Consents to the Proposed Amendments (including the form thereof) or in making the Exchange Offer or in accepting the Old Notes tendered for exchange.

         The foregoing General Conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time, in the sole discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right that may be asserted at any time and from time to time.

                                   SECTION 12.
                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         This section discusses the material U.S. federal income tax consequences of participating in the Exchange. This discussion is a general summary only and does not address all tax aspects of ownership of the Old Notes or the New Notes that may be relevant to a prospective investor's particular circumstances.

         Except as otherwise expressly provided, this section discusses only U.S. federal income tax consequences to "U.S. holders" of Old Notes that participate in the Exchange Offer and that hold Old Notes, and that will hold New Notes, as capital assets. It does not discuss any tax considerations that may apply to holders subject to special tax rules, such as dealers in securities or currencies, life insurance companies, tax exempt entities, financial institutions, persons that hold an Old Note, or that will hold a New Note, as part of a position in a "straddle" or as part of a "hedging," "conversion" or "integrated" transaction for U.S. federal tax purposes, persons that "mark to market" their securities, foreign holders or persons with a functional currency other than the U.S. dollar. This summary also does not address any tax consequences arising under any state, municipal, foreign or other taxing jurisdictions.

         This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), income tax regulations issued under the Code, and judicial and administrative interpretations, all as of the date of this Exchange Offer. Those authorities could change at any time, and any change could be retroactive. If that were to occur, the tax consequences of participating in the Exchange Offer and of owning and disposing of New Notes could differ from the consequences described below.

         The tax consequences of the Exchange Offer will depend, in part, on whether the New Notes and the Cash Payment constitute "securities" for federal income tax purposes. There is no precise definition under the tax law of what constitutes a tax security, but there is little support for treating debt instruments with a term of less than five years as tax securities except where debt instruments are exchanged for new debt instruments with identical terms (other than interest rate). Accordingly, the Company does not intend to treat either the New Notes, which have maturities of less than five years, or the Cash Payment as tax securities and the following discussion assumes that they are not tax securities.

TAX CONSEQUENCES TO HOLDERS OF OLD NOTES THAT PARTICIPATE IN THE EXCHANGE

         In General

         The U.S. federal income tax consequences to a holder participating in the Exchange Offer (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things: (1) the manner in which a holder acquired an Old Note; (2) the length of time the Old Note has been held; (3) whether the Old Note was acquired at a discount; (4) whether the holder has taken a bad debt deduction with respect to the Old Note (or any portion thereof) in the current tax year or any prior tax year; (5) whether the holder has previously included in its taxable income accrued but unpaid interest with respect to the Old Note; and (6) the holder's method of tax accounting. Holders of Old Notes therefore should consult their own tax advisors regarding the particular tax consequences to them of the transactions contemplated by the Exchange Offer.

         Under the Exchange Offer, holders of Old Notes that participate in the Exchange Offer will receive New Notes, the Cash Payment that is due on the Payment Date ("Payment Date Cash"), and the Cash Payment that is due to be paid on the Deferred Payment Date (the "Deferred Payment"). A holder of Old Notes will generally recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the adjusted issue price of the New Notes and the Deferred Payment on the date of the Exchange, plus the amount of Payment Date Cash received by such holder, and (2) the holder's adjusted tax basis in its Old Notes.

         Accrued Interest

         Under the Exchange Offer, some portion of the Offer Consideration will be distributed or deemed distributed to holders of Old Notes with respect to accrued interest. Holders of Old Notes that previously have not included such accrued interest in taxable income will be required to recognize ordinary income equal to the amount of cash or other property received with respect to such accrued interest. Holders that have included such accrued interest in taxable income generally may take an ordinary deduction to the extent that such accrued interest is not fully satisfied under the Exchange Offer (after allocating the Offer Consideration between principal and accrued interest), even if the underlying Old Note is held as a capital asset. The tax basis of the portion of any Offer Consideration received in exchange for such accrued interest will equal the adjusted issue price of the New Notes and the Deferred Payment on the date of the Exchange plus the Payment Date Cash, and the holding period for such property will begin on the day after the date of the Exchange. The Company intends to treat the Payment Date Cash first as payment of accrued interest. It is not clear the extent to which other Offer Consideration will be allocable to accrued but unpaid interest. To the extent the New Notes or the Deferred Payment are treated as received as payment of accrued interest, the issue price, as discussed below under "Original Issue Discount," will be decreased. Holders are advised to consult their own tax advisors to determine the amount, if any, of the Offer Consideration that is allocable to such interest.

         Original Issue Discount

         The New Notes, including any interest paid in kind, and the Deferred Payment (together, the "OID Instruments") will be issued with original issue discount ("OID"). Accordingly, a holder that receives the OID Instruments will be required to include OID in gross income as ordinary income as it accrues under a constant-yield method, without regard to such holder's regular method of accounting and without regard to the timing of actual payments. The OID Instruments will be treated as one debt instrument for purposes of determining issue price. Although the New Notes have adequate stated interest (and so their issue price, if considered alone, would equal their stated principal amount) the Deferred Payment does not, and so the issue price of the OID Instruments will be a combination of the issue prices of the New Notes and the Deferred Payment (determined as if each was a separate debt instrument for OID purposes). For this purpose the Company intends to determine the issue price of the Deferred Payment under the applicable income tax regulations as if its stated interest is determined by imputing interest at the applicable federal rate.

         Under applicable income tax regulations, the issue price of a New Note may be reduced by the amount of interest accrued on the Old Note prior to the Exchange. If a holder computes the issue price of the New Notes in this manner, then a portion of the interest paid on the first interest payment date, equal to the amount of the accrued interest, will be treated as a return of capital rather than as an interest payment.

         The Company believes (and this disclosure assumes) that the OID Instruments will not be publicly traded and that no potentially abusive situation exists. Accordingly, the Company intends to treat the issue price of the OID Instruments as described above. However, there is no assurance that the U.S. Internal Revenue Service ("IRS") would agree with this position, and recent sale transactions and potentially abusive situations may exist. If the OID Instruments are treated as publicly traded or if a potentially abusive situation exists, the issue price of the OID Instruments would be equal to their fair market value (i.e., trading price) as of the date of the Exchange.

         Market Discount

                  In general, a debt obligation, other than one with a fixed maturity of one year or less, that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a "market discount bond" as to that holder if the obligation's stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the holder's adjusted tax basis in the debt obligation immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount. To the extent that a creditor has not previously included market discount in its taxable income, gain recognized by a creditor with respect to a "market discount bond" will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the creditor's period of ownership. A holder of a market discount bond that is required to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on the disposition of such bond.

         Information Reporting and Backup Withholding

     Certain payments, including payments with respect to accrued interest or market discount, are generally subject to information reporting by the payor to the IRS. For example, the Company will report information regarding OID annually on a Form 1099-OID. Moreover, such reportable payments are subject to backup withholding under certain circumstances. A holder may be subject to backup withholding at a rate of 28% with respect to certain distributions or payments of accrued interest, market discount, or similar items pursuant to the Exchange Offer, unless the holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact, or
(b) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the holder is a U.S. person, the taxpayer identification number is correct, and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Payments that give rise to gain or loss on the exchange of an Old Note are not subject to backup withholding.

          Backup withholding is not an additional tax. Amounts subject to backup withholding are credited against a holder's U.S. federal income tax liability, and a holder may obtain a refund of any excess backup withholding by filing an appropriate claim for refund with the IRS.

TAX CONSEQUENCES TO HOLDERS OF OLD NOTES THAT DO NOT PARTICIPATE IN THE EXCHANGE

          A holder of an Old Note that does not participate in the Exchange Offer should not be considered to have exchanged the outstanding note for a deemed new note because the adoption of the proposed amendments to the existing indenture should not by itself constitute a significant modification of the Old Note for U.S. federal income tax purposes.

TAX CONSEQUENCES TO THE COMPANY

         Pursuant to the Exchange Offer, some of the Company's outstanding indebtedness will be satisfied in exchange for the New Notes and the Cash Payments. The satisfaction of a debt obligation for an amount of cash and other property having a fair market value (or, in the case of a new debt instrument, an "issue price") less than the "adjusted issue price" of the debt obligation generally will give rise to cancellation of indebtedness ("COD") income to the Company.

         The Company will recognize COD income to the extent the debt forgiveness makes the Company solvent for federal tax purposes. The Company (and its direct and indirect subsidiaries to the extent required) will, however, reduce tax attributes to the extent of its COD income in the following order to the extent it is insolvent immediately before the debt forgiveness: (a) net operating losses ("NOLs") and NOL carryforwards, (b) general business credit carryforwards, (c) minimum tax credit carryforwards, (d) capital loss carryforwards, (e) the tax basis of the Company's depreciable and nondepreciable assets (but not below the amount of its liabilities immediately after the discharge), and (f) foreign tax credit carryforwards. The Company may elect to alter the preceding order of attribute reduction and, instead, first reduce the tax basis of its depreciable assets. The Company is part of a group of corporations that joins in the filing of a consolidated federal income tax return. Accordingly, the tax attributes of the consolidated group that are attributable to other group members and the separate attributes of these other members are subject to reduction to the extent that the Company's COD income exceeds the amount of (i) the consolidated group's tax attributes that are attributable to the Company, (ii) the attributes that arose in separate return limitation years, if any, of the Company, and (iii) the basis of property of the Company (and its direct and indirect subsidiaries to the extent required). The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined (i.e., such attributes may be available to offset taxable income that accrues between the date of discharge and the end of the Company's tax year). In this case, the Company believes it has NOLs and NOL carryforwards in excess of the amount of the COD, and so the Company expects to either reduce or utilize its NOLs and NOL carryforwards to the extent of the amount of COD. The Company does not recognize any COD income that exceeds the amount of available tax attributes, and such excess COD income has no other U.S. federal income tax effect.

         The Company will calculate its tax liability pursuant to and for the purposes of the Tax Payment Agreement, as in effect on the date of the Exchange, as if the Company (together with its Subsidiaries) is an independent taxpayer, separate from its tax consolidated group.

IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

         THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF OLD NOTES AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FOREGOING SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER OF OLD NOTES' PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS OF OLD NOTES ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE U.S. FEDERAL, STATE AND LOCAL AND APPLICABLE FOREIGN INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER, INCLUDING WITH RESPECT TO TAX REPORTING AND RECORD KEEPING REQUIREMENTS.

         YOU SHOULD BE AWARE THAT THE COMPANY HAS NOT REQUESTED, AND DOES NOT INTEND TO REQUEST, ANY RULING FROM THE IRS REGARDING THE TAX TREATMENT OF THE EXCHANGE OFFER, THE NEW NOTES OR ANY OTHER PAYMENTS MADE IN CONNECTION WITH THE EXCHANGE OFFER. THIS SUMMARY IS NOT BINDING UPON THE IRS AND THERE CAN BE NO ASSURANCE THAT THE IRS OR THE COURTS WILL AGREE WITH THE CONCLUSIONS EXPRESSED HEREIN.


                                   SECTION 13.
                                 THE DEPOSITARY

         Wells Fargo Bank, National Association has been appointed as Depositary for the Exchange Offer. Letters of Transmittal and Consent and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the addresses and telephone numbers set forth in this Statement. Any holder or beneficial owner that has questions concerning tender procedures or whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Depositary at the addresses and telephone numbers set forth in this Statement.

         The Company will pay the Depositary reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Statement and related documents to the beneficial owners of Old Notes.


                                   SECTION 14.
                           SOURCE AND AMOUNT OF FUNDS

         The Company estimates that the total amount of funds required to consummate the Exchange Offer, including payment of the Cash Payment in respect of all Old Notes tendered pursuant to the Exchange Offer and of related fees and expenses, will be approximately $18,500,000. The Company expects to fund the $15,500,000 portion of the Cash Payment to be paid on the Payment Date using additional borrowings under the Credit Agreement of approximately $5,500,000 and from N.E.S pursuant to subordinated loans in the amount of $10,000,000. N.E.S. shall have no obligation to make the subordinated loan to the Company unless 95% of the holders of the Old Notes tender in the Exchange Offer. The Company expects to fund the $2,000,000 portion of the Cash Payment to be paid on the Deferred Payment Date in part with an additional subordinated loan from N.E.S. of $2,000,000 prior to the Deferred Payment Date. On the closing of the Exchange Offer, N.E.S. will provide to the Trustee a letter of credit, in a form and from an issuer satisfactory to the Trustee, in the face amount of $2,000,000 to secure payment of the $2,000,000 payment on the Deferred Payment Date. The Company expects to fund the payment of the fees and expenses it will incur in connection with the Exchange Offer by using its existing cash and working capital generated from operations during the pendency of the Exchange Offer. As of June 30, 2004, the Company had approximately $850,000 of cash and cash equivalents on hand.


                                   SECTION 15.
                     DESCRIPTION OF RESTRUCTURING AGREEMENT

         Pursuant to the Restructuring Agreement, the Company has agreed to commence the Exchange Offer described herein, and Wayzata has agreed, subject to certain conditions, to tender in the Exchange Offer all of the $82,115,000 principal amount of Old Notes (or approximately 68.4% of all Old Notes outstanding) it holds upon the terms and conditions set forth in this Statement and in the Letter of Transmittal and Consent. The Restructuring Agreement is attached as an Exhibit to the Company's Current Reports on Form 8-K as filed with the Commission on July 23, 2004 and August 3, 2004 (which are incorporated herein by reference).


                                   SECTION 16.
                                  MISCELLANEOUS

         The Company is not aware of any jurisdiction in which the making of the Exchange Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction in which the making of the Exchange Offer would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the Exchange Offer will not be made to (nor will tenders of Old Notes and Consents be accepted from or on behalf of) the owners of Old Notes residing in such jurisdiction.

         No person has been authorized to give any information or make any representation on behalf of the Company not contained in this Statement or in the Letter of Transmittal and Consent and, if given or made, such information or representation must not be relied upon as having been authorized.

         Manually signed facsimile copies of the Letter of Transmittal and Consent, properly completed and duly executed, will be accepted. The Letter of Transmittal and Consent, Old Notes and any other required documents should be sent or delivered by each holder or its broker, dealer, commercial bank or other nominee to the Depositary at one of its addresses set forth below.

                      The Depositary for the Exchange Offer

                Wells Fargo Bank Minnesota, National Association

                                                                                By Overnight Courier or
           By Registered or Certified Mail:                                    By Hand after 4:30 p.m.:
        Wells Fargo Bank, National Association                          Wells Fargo Bank, National Association
              Corporate Trust Operations                                      Corporate Trust Operations
                    MAC N9303-120                                                    MAC N9303-120
                    P.O. Box 1517                                              6th and Marquette Avenue
                Minneapolis, MN 55479                                            Minneapolis, MN 55479

             By Hand prior to 4:30 p.m.:                                             By Facsimile:
        Wells Fargo Bank, National Association                          Wells Fargo Bank, National Association
               Corporate Trust Services                                        Corporate Trust Services
          12th Floor Northstar East Building                                    Telephone 612/667-8687
               608 Second Avenue South                                           Telecopy 612/667-9825
                Minneapolis, MN 55402                                           Attn: Marco X. Morales

         Any questions or requests for assistance or additional copies of this Statement, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone number and address listed below. A holder may also contact such holder's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

                THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:

                               MORROW & CO., INC.

             You may obtain information regarding the Exchange Offer
                     from the Information Agent as follows:

                           445 Park Avenue, 5th Floor
                            New York, New York 10022
                          E-mail: CGG.info@morrowco.com

              Banks and Brokerage Firms, Please Call (800) 654-2468

                     NOTEHOLDERS, PLEASE CALL (800) 607-0088
                     All Others Call Collect: (212) 754-8000

                                                                         Annex A

                             THE PROPOSED AMENDMENTS

         The following is a summary of the Proposed Amendments to the Existing Indenture. Proposed additions appear underlined. Proposed deletions appear
                                     ----------
between asterisks. This summary is qualified in its entirety by reference to:
(i) the relevant terms of the Existing Indenture, as currently in effect, and
(ii) the proposed form of Supplemental Indenture containing the Proposed Amendments. Copies of the Existing Indenture and the form of Supplemental Indenture may be obtained from the Information Agent without charge upon written request directed to its address set forth in this Statement. The proposed form of Supplemental Indenture may be modified or supplemented prior to execution thereof in a manner that would not require additional consents.

         PROPOSED AMENDMENT TO ARTICLE 3 (REDEMPTION AND PREPAYMENT) OF THE EXISTING INDENTURE

         Section 3.09. (Repurchase Offers) will be deleted in its entirety.

         PROPOSED AMENDMENTS TO ARTICLE 4 (COVENANTS) OF THE EXISTING INDENTURE

1.       Section 4.05. (Taxes) will be deleted in its entirety.

2. Section 4.06. (Stay, Extension and Usury Laws) will be deleted in its entirety.

3.       Section 4.07. (Restricted Payments) will be deleted in its entirety.

4. Section 4.08. (Dividends and Other Payment Restrictions Affecting Subsidiaries) will be deleted in its entirety.

5. Section 4.09. (Incurrence of Indebtedness and Issuance of Preferred Stock) will be deleted in its entirety.

6.       Section 4.10. (Asset Sales) will be deleted in its entirety.

7. Section 4.11. (Transaction with Affiliates) will be deleted in its entirety.

8.       Section 4.12. (Liens) will be deleted in its entirety.

9. Section 4.13. (Sale and Leaseback Transactions) will be deleted in its entirety.

10. Section 4.14. (Offer to Purchase Upon Change of Control) will be deleted in its entirety.

11.      Section 4.15. (Corporate Existence) will be deleted in its entirety.

12. Section 4.16. (Limitation on Issuances of Capital Stock of Wholly Owned Subsidiaries) will be deleted in its entirety.

13.      Section 4.17. (Business Activities) will be deleted in its entirety.

14. Section 4.18. (Additional Subsidiary Guarantees) will be deleted in its entirety.

15.      Section 4.19. (Payment for Consents) will be deleted in its entirety.

PROPOSED AMENDMENT TO ARTICLE 5 (SUCCESSORS) OF THE EXISTING INDENTURE

         Section 5.01. (Merger, Consolidation, or Sale of Assets) will be deleted in its entirety.

PROPOSED AMENDMENT TO ARTICLE 6 (DEFAULTS AND REMEDIES) OF THE EXISTING
INDENTURE

Section 6.01. (Events of Default) will be amended as follows:


SECTION 6.01. EVENTS OF DEFAULT.

                              Each of the following constitutes an "Event of
               Default:"

                              (i) default for 30 days in the payment when due of
               interest on, or Liquidated Damages, if any, with respect to the Senior Notes;

                              (ii) default in payment when due of principal of
               or premium, if any, on the Senior Notes;

                             *(iii) failure by the Company or any Subsidiary to
               comply with the provisions described under Sections 3.09, 4.07, 4.09, 4.10, 4.14 or 4.19 or Article 5 hereof;*

                              (iii)*(iv)* failure by the Company or any
                              -----
               Subsidiary for 60 days after notice to comply with its other agreements in this Indenture or the Senior Notes;

                             *(v) default under any mortgage, indenture or
               instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (A)(i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;*

                             *(vi) failure by the Company or any of its
               Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed within 60 days after their entry;*

                              (iv)  *(vii)* the Company, any of its Significant
                              ----
               Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                                    (i)      commences a voluntary case,

                                    (ii)     consents to the entry of an order
                                             for relief against it in an
                                             involuntary case in which it is the
                                             debtor,

                                    (iii)    consents to the appointment of a
                                             Custodian of it or for all or
                                             substantially all of its property,


------------
* Text between asterisks indicates proposed deletions.

                                    (iv)     makes a general assignment for the
                                             benefit of its creditors, or

                                    (v)      admits in writing its inability
                                             generally to pay its debts as the
                                             same become due;

                         (v)  *(vii)* a court of competent jurisdiction enters
                         ---
               an order or decree under any Bankruptcy Law that:

                                    (i)      is for relief against the Company,
                                             any of its Significant Subsidiaries
                                             or any group of Subsidiaries that,
                                             taken together, would constitute a
                                             Significant Subsidiary, in an
                                             involuntary case in which it is the
                                             debtor,

                                    (ii)     appoints a Custodian of the
                                             Company, any of its Significant
                                             Subsidiaries or any group of
                                             Subsidiaries that, taken together,
                                             would constitute a Significant
                                             Subsidiary, or for all or
                                             substantially all of the property
                                             of the Company, any of its
                                             Significant Subsidiaries or any
                                             group of Subsidiaries that taken,
                                             taken together, would constitute a
                                             Significant Subsidiary, or

                                    (iii)    orders the liquidation of the
                                             Company or any of its Subsidiaries,

               and the order or decree contemplated in clauses (i), (ii) or
               (iii), remains unstayed and in effect for 60 consecutive days; or

                              (vi) *(ix)* the termination of the Subsidiary
                              ----
               Guarantee of any Subsidiary Guarantor for any reason not permitted by this Indenture, or the denial of any Person acting on behalf of any such Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee.

                              To the extent that the last day of the period
referred to in clauses (i) or (iii), *(iv) or (vi)* of the immediately preceding
                           --
paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time.


------------
* Text between asterisks indicates proposed deletions.

                                                                         Annex B

                        FORM OF NEW SERIES A SENIOR NOTE

                              (Face of Senior Note)
                    9% Series A Senior Secured Note due 2008

NO. __                                                    $____________________
                                                          CUSIP NO. 21144Y AD 0

                         CONTINENTAL GLOBAL GROUP, INC.


promises to pay to Cede & Co. or registered assigns, the principal sum of _______________ Dollars on

October 1, 2008.

                  Interest Payment Dates: April 1 and October 1

                     Record Dates: March 15 and September 15

                  To the extent set forth in the Collateral Documents, a payment hereof is secured, on an equal and ratable basis with all other Senior Notes, by a valid, perfected interest in the Collateral (as defined in the Indenture), the terms of which security interest are more fully set forth in the Collateral Documents.


                                                Dated: September __, 2004
                                                CONTINENTAL GLOBAL GROUP, INC.

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:


This is one of the
Senior Notes referred to in the
within-mentioned Indenture:

Dated: September __, 2004

Wells Fargo Bank, N. A.,
as Trustee

By:
   ------------------------------

                              (Back of Senior Note)
                    9% Series A Senior Secured Note due 2008

         [Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Series A Senior Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.](1)

         [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c)' OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.](2)


----------

(1) This paragraph should be included only if the Series A Senior Note is issued in global form.

(2) This paragraph should be included only if the Series A Senior Note is issued pursuant to an exemption from registration under the Securities Act other than the exemption from registration provided by Section 3(a)(9) of the Securities Act.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Continental Global Group, Inc., a Delaware corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Series A Senior Note at the rate of 9% per annum. The Company will pay interest in United States dollars (except as otherwise provided herein) semi-annually in arrears on April 1 and October 1, commencing on October 1, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Series A Senior Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on this Series A Senior Note to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate provided for in the first clause of this sentence to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on this Series A Senior Note (except defaulted interest) to the Person who is registered Holder of this Series A Senior Note at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if this Series A Senior Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in
                  Section 2.11 of the Indenture with respect to defaulted interest. This Series A Senior Note shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holder at its address set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, and premium, if any, on, all Global Notes and to the Holder this Series A Senior Note if such Holder shall have provided written wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N. A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holder of this Series A Senior Note. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued this Series A Senior Note under and pursuant to an Indenture dated as of September __, 2004 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of this Series A Senior Note include those stated in the Indenture and, if applicable, those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section l7aaa-77bbbb) (the "TIA"). This Series A Senior Note is subject to all such terms, and the Holder is referred to the Indenture and such Act for a statement of such terms. The series of senior notes, of which this Series A Senior Note is one (collectively, as they may from time to time be amended, supplemented and replaced pursuant to the terms and conditions of this Series A Senior Note and the Indenture, the "Series A Senior Notes"), are general unsecured Obligations of the Company limited to $65,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, and interest on outstanding Senior Notes as set forth in Paragraph 2 hereof.

         5.       OPTIONAL REDEMPTION.

                           This Series A Senior Note shall be redeemable at the
                  option of the Company, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at par, and without premium, together with accrued and unpaid interest hereon to the redemption date.

         6.       MANDATORY REDEMPTION.

                           Except as set forth in paragraph 7 below, the Company
                  shall not be required to make mandatory redemption or sinking fund payments with respect to this Series A Senior Note.

         7.       REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, the Holder of this Series A Senior Note will have the right to require the Company to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of this Series A Senior Note pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, to the date of purchase. Within 10 days following any Change of Control, the Company will mail a notice to the Holder of this Series A Senior Note describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer required by the Indenture.

                  (b) Within 15 days after the receipt of any Net Proceeds from an Asset Sale, the Company shall apply such Net Proceeds to
                  (i) repay Indebtedness under the Credit Facility (if Net Proceeds are from a sale of assets of the Company or a Subsidiary other than a Foreign Subsidiary), (ii) repay Indebtedness under the Foreign Credit Facility (if Net Proceeds are from a sale of assets of a Foreign Subsidiary),
                  (iii) offer to all Holders of Senior Notes (a "Net Proceeds Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Net Proceeds at an offer price in cash equal to 100% of principal amount thereof, plus accrued and unpaid interest to the date of purchase in accordance with the procedures set forth in the Indenture, or
                  (iv) any Permitted Refinancing Indebtedness of the foregoing; provided, however, the Company shall not be obligated to permanently reduce availability under the Credit Facilities or the Foreign Credit Facilities (or such Permitted Refinancing Indebtedness) in the event Net Proceeds from an Asset Sale are used to pay off obligations thereunder. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Net Proceeds, the Trustee shall select the Series A Senior Notes to be purchased on a pro rata basis.

                  (c) The Holders of the Series A Senior Notes that are the subject of an offer to purchase will receive a Change of Control Offer or a Net Proceeds Offer from the Company prior to any related purchase date, and each such Holder may elect to have its Series A Senior Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00, unless all of the Series A Senior Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Series A Senior Notes or portions thereof called for redemption.

         9. COLLATERAL DOCUMENTS. In order to secure the due and punctual payment of the principal of and interest on the Senior Notes and all other amounts payable by the Company under the Indenture and the Senior Notes when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Senior Notes and the Indenture, the Company and the Subsidiary Guarantors have granted security interests in and Liens on the Collateral owned by the Company and the Subsidiary Guarantors to the Trustee for the benefit of the Holders of Senior Notes pursuant to the Indenture and the Collateral Documents. The Senior Notes will be secured by Liens on and security interests in the Collateral and are subject to certain permitted encumbrances. The Collateral is subject to the prior lien of Bank One, N.A. securing amounts due under the Credit Facility.

                  Each Holder, by accepting a Senior Note agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

                  The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Collateral Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. This Series A Senior Note is in registered form without coupons in initial denomination of $1.00 and integral multiples of $1.00. The transfer of this Series A Senior Note may be registered and this Series A Senior Note may be exchanged as provided in the Indenture. The Registrar and the Trustee may require the Holder, among other things, to furnish appropriate endorsements and transfer documents; and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of this Series A Senior Note or portion of this Series A Senior Note selected for redemption, except for the unredeemed portion of this Series A Senior Note if it is being redeemed in part. Also, it need not exchange or register the transfer of this Series A Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         11. PERSONS DEEMED OWNERS. The registered Holder of this Series A Senior Note may be treated as its owner for all purposes.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Series A Senior Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Series A Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Senior Notes); and any existing Default or Event of Default or compliance with any provision of the Indenture, the Series A Senior Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes). Notwithstanding anything to the contrary in the immediately preceding sentence, without the consent of the Holder of a Series A Senior Note affected by an amendment or waiver, no amendment or waiver in respect of the Indenture, the Series A Senior Notes and the Subsidiary Guarantees may (with respect to any Senior Note or Subsidiary Guarantee held by a non-consenting Holder):

                  (a) reduce the principal amount of any Senior Note whose Holder must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Series A Senior Notes (other than provisions relating to Sections 3.09, 4.10 and 4.14 of the Indenture);

                  (c) reduce the rate of or change the time for payment of interest on any Senior Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Senior Note (except a rescission of acceleration of the Series A Senior Notes by the Holders of at least a majority in aggregate principal amount of the Series A Senior Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Senior Note payable in money other than that stated in the Series A Senior Notes;

                  (f) make any change in Section 6.04 or 6.07 of the Indenture;

                  (g) waive a redemption or repurchase payment with respect to any Senior Note (other than a payment required by Section 4.10 or 4.14 of the Indenture);

                  (h) make any change in the amendment and waiver provisions of this Paragraph 11 or of Article 9 of the Indenture; or

                  (i) except as provided in Sections 8.02, 8.03 and 10.04 of the Indenture, release any of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantees or make any change in the Subsidiary Guarantees that would adversely affect the Holders of the Series A Senior Notes.

                           Without the consent of any Holder of Senior Notes,
                  the Company and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Series A Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to guarantee the Series A Senior Notes.

         13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Series A Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Series A Senior Notes:
                  (iii) failure by the Company or any Subsidiary to comply with the provisions described in Sections 3.09, 4.07, 4.09, 4.10, 4.14, 4.18 or 5.01 of the Indenture; (iv) failure by the Company or any Subsidiary for 60 days after notice from the Trustee or the Holders of at least 35% in principal amount of the Series A Senior Notes then outstanding to comply with its other agreements in the Indenture or the Series A Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid discharged or stayed within 60 days after their entry; (vii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the termination of the Subsidiary Guarantee of any Subsidiary Guarantor for any reason not permitted by the Indenture, or the denial of any Person acting on behalf of any Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee.

                           If any Event of Default occurs and is continuing, the
                  Trustee or the Holders of at least 35% in principal amount of the then outstanding Senior Notes may declare all the Series A Senior Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Series A Senior Notes may not enforce the Indenture or the Series A Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Series A Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Series A Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Series A Senior Notes. The Trustee may withhold from Holders of the Series A Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

         15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under this Series A Senior Note, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of this Series A Senior Note by accepting this Series A Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Series A Senior Note and any Subsidiary Guarantee.

         16. AUTHENTICATION. This Series A Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Series A Senior Note, and the Trustee may use such CUSIP number in notices of redemption as a convenience to the Holder hereof. No representation is made as to the accuracy of such number either as printed on this Series A Senior Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to the Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         Continental Global Group, Inc.
         438 Industrial Drive
         Winfield, Alabama 35594
         Telecopy:   (205) 487-4233
         Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM



         To assign this Series A Senior Note, fill in the form below: (I) or
(we) assign and transfer this Series A Senior Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax ID. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________________________
to transfer this Series A Senior Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date: ___________________

                                        Your Signature:
                                                       ------------------------
  (Sign exactly as your name appears on the face of this Series A Senior Note)

                                        Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Series A Senior Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

         [ ] Section 4.10           [ ] Section 4.14

         If you want to elect to have only part of this Series A Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
 --------------

                                        Your Signature:
                                                       ------------------------
  (Sign exactly as your name appears on the face of this Series A Senior Note)

                                        Signature Guarantee:

                                        Tax Identification No.:_____________


                                        Signature Guarantee.

                     SCHEDULE OF EXCHANGES OF SENIOR NOTES(3)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER SENIOR NOTES HAVE BEEN MADE:


                                                                          Principal Amount of
                                                                           this Global Note         Signature of
                           Amount of decrease     Amount of increase in      following such       authorized officer
                           in Principal Amount     Principal Amount of          decrease         or Trustee or Senior
    Date of Exchange       of this Global Note      this Global Note         (or increase)          Note Custodian
    ----------------       -------------------    ---------------------   -------------------    --------------------






----------
(3) This should be included if the Series A Senior Note is issued in global form.

                                                                         Annex C

                        FORM OF NEW SERIES B SENIOR NOTE

                              (Face of Senior Note)
                    13% Series B Senior Secured Note due 2008

NO. _                                                     $
                                                           ====================
                                                          CUSIP NO. 21144Y AE 8


                         CONTINENTAL GLOBAL GROUP, INC.


promises to pay to Cede & Co. or registered assigns, the principal sum of ______________ Dollars on October 1, 2008.

                  Interest Payment Dates: April 1 and October 1

                     Record Dates: March 15 and September 15

                  To the extent set forth in the Collateral Documents, a payment hereof is secured, on an equal and ratable basis with all other Senior Notes, by a valid, perfected interest in the Collateral (as defined in the Indenture), the terms of which security interest are more fully set forth in the Collateral Documents.

                                                Dated: September __, 2004
                                                CONTINENTAL GLOBAL GROUP, INC.

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

This is one of the Senior Notes
referred to in the
within-mentioned Indenture:

Dated:  September __, 2004

Wells Fargo Bank, N. A.,
as Trustee

By:
   ----------------------------

                              (Back of Senior Note)
                    13% Series B Senior Secured Note due 2008

         [Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Series B Senior Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.](1)

         [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c)' OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.](2)


----------

(1) This paragraph should be included only if the Series B Senior Note is issued in global form.

(2) This paragraph should be included only if the Series B Senior Note is issued pursuant to an exemption from registration under the Securities Act other than the exemption from registration provided by Section 3(a)(9) of the Securities Act.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Continental Global Group, Inc., a Delaware corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Series B Senior Note at the rate of 9% per annum. The Company will pay interest in United States dollars (except as otherwise provided herein) semi-annually in arrears on April 1 and October 1, commencing on October 1, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Series B Senior Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on this Series B Senior Note to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate provided for in the first clause of this sentence to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, prior to the Maturity Date, the Company may elect to pay all or any portion of any interest payment on this Senior Note in-kind rather than in cash at a rate per annum of 13%, in which case such portion of such interest payment shall compound, effective as of such Interest Payment Date, by adding such accrued and unpaid interest to the principal amount of this Senior Note and accruing interest on the total new principal amount of this Senior Note, resulting thereafter. The Company shall be deemed to have elected to compound a portion of each interest payment that constitutes interest on this Senior Note at a rate of 13% unless the Company gives the Holder written notice at least 15 days prior to the next succeeding Interest Payment Date that it intends to pay all or a portion of such interest in cash on such Interest Payment Date.

         2. METHOD OF PAYMENT. The Company will pay interest on this Series B Senior Note (except defaulted interest) to the Person who is registered Holder of this Series B Senior Note at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if this Series B Senior Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in
                  Section 2.11 of the Indenture with respect to defaulted interest. This Series B Senior Note shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holder at its address set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, and premium, if any, on, all Global Notes and to the Holder this Series B Senior Note if such Holder shall have provided written wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N. A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holder of this Series B Senior Note. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued this Series B Senior Note under and pursuant to an Indenture dated as of September __, 2004 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of this Series B Senior Note include those stated in the Indenture and, if applicable, those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section l7aaa-77bbbb) (the "TIA"). This Series B Senior Note is subject to all such terms, and the Holder is referred to the Indenture and such Act for a statement of such terms. The series of senior notes, of which this Series B Senior Note is one (collectively, as they may from time to time be amended, supplemented and replaced pursuant to the terms and conditions of this Series B Senior Note and the Indenture, the "Series B Senior Notes"), are general unsecured Obligations of the Company limited to $10,000,000 in original aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, and interest on outstanding Senior Notes as set forth in Paragraph 2 hereof and any additional principal and interest contemplated by the second paragraph of Paragraph 1 hereof.

         5.       OPTIONAL REDEMPTION.

                           This Series B Senior Note shall be redeemable at the
                  option of the Company, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at par, and without premium, together with accrued and unpaid interest hereon to the redemption date.

         6.       MANDATORY REDEMPTION.

                           Except as set forth in paragraph 7 below, the Company
                  shall not be required to make mandatory redemption or sinking fund payments with respect to this Series B Senior Note.

         7.       REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, the Holder of this Series B Senior Note will have the right to require the Company to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of this Series B Senior Note pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, to the date of purchase. Within 10 days following any Change of Control, the Company will mail a notice to the Holder of this Series B Senior Note describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer required by the Indenture.

                  (b) Within 15 days after the receipt of any Net Proceeds from an Asset Sale, the Company shall apply such Net Proceeds to
                  (i) repay Indebtedness under the Credit Facility (if Net Proceeds are from a sale of assets of the Company or a Subsidiary other than a Foreign Subsidiary), (ii) repay Indebtedness under the Foreign Credit Facility (if Net Proceeds are from a sale of assets of a Foreign Subsidiary), and (iii) offer to all Holders of Senior Notes (a "Net Proceeds Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Net Proceeds at an offer price in cash equal to 100% of principal amount thereof, plus accrued and unpaid interest to the date of purchase in accordance with the procedures set forth in the Indenture, or (iv) any Permitted

                  Refinancing Indebtedness of the foregoing; provided, however, the Company shall not be obligated to permanently reduce availability under the Credit Facilities or the Foreign Credit Facilities (or such Permitted Refinancing Indebtedness) in the event Net Proceeds from an Asset Sale are used to pay off obligations thereunder. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Net Proceeds, the Trustee shall select the Series B Senior Notes to be purchased on a pro rata basis.

                  (c) The Holders of the Series B Senior Notes that are the subject of an offer to purchase will receive a Change of Control Offer or a Net Proceeds Offer from the Company prior to any related purchase date, and each such Holder may elect to have its Series B Senior Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00, unless all of the Series B Senior Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Series B Senior Notes or portions thereof called for redemption.

         9. COLLATERAL DOCUMENTS. In order to secure the due and punctual payment of the principal of and interest on the Senior Notes and all other amounts payable by the Company under the Indenture and the Senior Notes when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Senior Notes and the Indenture, the Company and the Subsidiary Guarantors have granted security interests in and Liens on the Collateral owned by the Company and the Subsidiary Guarantors to the Trustee for the benefit of the Holders of Senior Notes pursuant to the Indenture and the Collateral Documents. The Senior Notes will be secured by Liens on and security interests in the Collateral and are subject to certain permitted encumbrances. The Collateral is subject to the prior lien of Bank One, N.A. securing amounts due under the Credit Facility.

                  Each Holder, by accepting a Senior Note agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

                  The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Collateral Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. This Series B Senior Note is in registered form without coupons in initial denomination of $1.00 and integral multiples of $1.00. The transfer of this Series B Senior Note may be registered and this Series B Senior Note may be exchanged as provided in the Indenture. The Registrar and the Trustee may require the Holder, among other things, to furnish appropriate endorsements and transfer documents; and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of this Series B Senior Note or portion of this Series B Senior Note selected for redemption, except for the unredeemed portion of this Series B Senior Note if it is being redeemed in part. Also, it need not exchange or register the transfer of this Series B Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         11. PERSONS DEEMED OWNERS. The registered Holder of this Series B Senior Note may be treated as its owner for all purposes.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Series B Senior Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Series B Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Senior Notes); and any existing Default or Event of Default or compliance with any provision of the Indenture, the Series B Senior Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes). Notwithstanding anything to the contrary in the immediately preceding sentence, without the consent of the Holder of a Series B Senior Note affected by an amendment or waiver, no amendment or waiver in respect of the Indenture, the Series B Senior Notes and the Subsidiary Guarantees may (with respect to any Senior Note or Subsidiary Guarantee held by a non-consenting Holder):

                  (a) reduce the principal amount of any Senior Note whose Holder must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Series B Senior Notes (other than provisions relating to Sections 3.09, 4.10 and 4.14 of the Indenture);

                  (c) reduce the rate of or change the time for payment of interest on any Senior Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Senior Note (except a rescission of acceleration of the Series B Senior Notes by the Holders of at least a majority in aggregate principal amount of the Series B Senior Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Senior Note payable in money other than that stated in the Series B Senior Notes;

                  (f) make any change in Section 6.04 or 6.07 of the Indenture;

                  (g) waive a redemption or repurchase payment with respect to any Senior Note (other than a payment required by Section 4.10 or 4.14 of the Indenture);

                  (h) make any change in the amendment and waiver provisions of this Paragraph 11 or of Article 9 of the Indenture; or

                  (i) except as provided in Sections 8.02, 8.03 and 10.04 of the Indenture, release any of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantees or make any change in the Subsidiary Guarantees that would adversely affect the Holders of the Series B Senior Notes.

                           Without the consent of any Holder of Senior Notes,
                  the Company and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Series B Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to guarantee the Series B Senior Notes.

         13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Series B Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Series B Senior Notes:
                  (iii) failure by the Company or any Subsidiary to comply with the provisions described in Sections 3.09, 4.07, 4.09, 4.10, 4.14, 4.18 or 5.01 of the Indenture; (iv) failure by the Company or any Subsidiary for 60 days after notice from the Trustee or the Holders of at least 35% in principal amount of the Series B Senior Notes then outstanding to comply with its other agreements in the Indenture or the Series B Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid discharged or stayed within 60 days after their entry; (vii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the termination of the Subsidiary Guarantee of any Subsidiary Guarantor for any reason not permitted by the Indenture, or the denial of any Person acting on behalf of any Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee.

                           If any Event of Default occurs and is continuing, the
                  Trustee or the Holders of at least 35% in principal amount of the then outstanding Senior Notes may declare all the Series B Senior Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Series B Senior Notes may not enforce the Indenture or the Series B Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Series B Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Series B Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Series B Senior Notes. The Trustee may withhold from Holders of the Series B Senior Notes notice of any continuing Default or Event of Default (except a

                  Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

         15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under this Series B Senior Note, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of this Series B Senior Note by accepting this Series B Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Series B Senior Note and any Subsidiary Guarantee.

         16. AUTHENTICATION. This Series B Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Series B Senior Note, and the Trustee may use such CUSIP number in notices of redemption as a convenience to the Holder hereof. No representation is made as to the accuracy of such number either as printed on this Series B Senior Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to the Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         Continental Global Group, Inc.
         438 Industrial Drive
         Winfield, Alabama 35594
         Telecopy:   (205) 487-4233
         Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM



         To assign this Series B Senior Note, fill in the form below: (I) or
(we) assign and transfer this Series B Senior Note to

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax ID. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________
to transfer this Series B Senior Note on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:
      -----------------

                                            Your Signature:
                                                           --------------------
  (Sign exactly as your name appears on the face of this Series B Senior Note)

                                            Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Series B Senior Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

         [ ] Section 4.10          [ ] Section 4.14

         If you want to elect to have only part of this Series B Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
 --------------

                                        Your Signature:
                                                       ------------------------
  (Sign exactly as your name appears on the face of this Series B Senior Note)

                                        Signature Guarantee:

                                        Tax Identification No.:
                                                               -------------

                                        Signature Guarantee.

                     SCHEDULE OF EXCHANGES OF SENIOR NOTES(6)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER SENIOR NOTES HAVE BEEN MADE:


                                                                          Principal Amount of
                                                                           this Global Note         Signature of
                           Amount of decrease     Amount of increase in      following such       authorized officer
                           in Principal Amount    Principal Amount of          decrease         or Trustee or Senior
    Date of Exchange       of this Global Note      this Global Note         (or increase)         Note Custodian
    ----------------       -------------------    ---------------------   -------------------   --------------------








----------
(6) This should be included if the Series B Senior Note is issued in global form.